Exhibit D

EXECUTION VERSION

Confidential Information Redacted ***

DATED 22 MARCH 2013

KANRICH HOLDINGS LIMITED

AS BORROWER

AND

PROMINENT ASSET INVESTMENT LIMITED

AS ORIGINAL LENDER AND AS CALCULATION AGENT

MARGIN LOAN FACILITY AGREEMENT

*      Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed separately with the SEC.

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THIS AGREEMENT is dated 22 March 2013

BETWEEN:

(1)                                 KANRICH HOLDINGS LIMITED, a BVI Business Company incorporated with limited liability in the British Virgin Islands with registration number 1749526 and its registered office at Commerce Chambers, P. O. Box 2208, Road Town, Tortola, British Virgin Islands as borrower (the “Borrower”);

(2)                                 PROMINENT ASSET INVESTMENT LIMITED as lender (the “Original Lender”); and

(3)                                 PROMINENT ASSET INVESTMENT LIMITED as calculation agent (the “Calculation Agent”).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Additional Collateral Shares” has the meaning given to such term under Clause 18.1 (Definitions).

“Adjustment Event” means, as determined by the Calculation Agent, any of the following:

(a)                                 a subdivision, consolidation or reclassification of the Shares (unless resulting in a Merger Event or Tender Offer), or a free distribution or dividend of any Shares to existing holders by way of bonus, capitalisation or similar issue;

(b)                                 a distribution, issue or dividend to existing holders of the Shares of:

(i)                                     additional Shares;

(ii)                                  other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Issuer equally or proportionately with such payments to holders of the Shares;

(iii)                               share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Issuer as a result of a spin-off or other similar transaction; or

(iv)                              any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent;

(c)                                  a dividend determined by the Calculation Agent to be an extraordinary dividend in respect of the Shares;

(d)                                 a call by the Issuer in respect of the Shares that are not fully paid;

(e)                                  a repurchase by the Issuer or any of its Affiliates of Shares whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(f)                                   in respect of the Issuer, any event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of the capital stock of the Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Calculation Agent at the relevant time, provided that any adjustment effected as a result of such an event in this paragraph (f) shall be readjusted upon any redemption of such rights, as determined by the Calculation Agent; or

(g)                                  any other similar event that, as determined by the Calculation Agent, has or could reasonably be expected to have a diluting or concentrative effect on the theoretical value of the Shares.

“Adjustment Trigger Event” means, at any time, the Lender determines in its sole and absolute discretion that it is not able to make any adjustments to the terms of this Agreement in accordance with Clause 32.2 (Adjustment following Adjustment Event) in order to account for the relevant Adjustment Event.

“ADRs” means American depositary receipts issued by the Depositary Bank listed on the Exchange (Ticker: EJ-US), evidencing American depositary shares each of which represents the right to receive one Ordinary Share.

“ADR Closing Price” means, on any Scheduled Trading Day, the price equal to (a) the official closing price per ADR as published on the Exchange on that Scheduled Trading Day (or if such information is not available for any reason, as reasonably determined by the Calculation Agent); provided that if any such Scheduled Trading Day is a Disrupted Day, the Calculation Agent shall determine an estimate of the closing price per ADR on that Disrupted Day.

“ADR Initial Price” means USD4.70.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Authorisation” means:

(a)                                 an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; and

(b)                                 in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling two Business Days after the date of this Agreement.

“Blocked Distribution” means a Distribution that, as determined by the Calculation Agent, has a per-ADR value exceeding five per cent. of the ADR Closing Price as of the Ex-dividend Date for such Distribution; provided that a Distribution shall no longer be a Blocked Distribution if the Calculation Agent has determined that:

(a)                                 the payment of the Distribution does not constitute an Adjustment Event; or

(b)                                 the payment of the Distribution does constitute an Adjustment Event but the Calculation Agent has determined that it is able to make an adjustment to the terms of the Agreement in accordance with Clause 32.2 (Adjustment following Adjustment Event), and has made such adjustment.

“Board” means the Board of Governors of the Federal Reserve System of the United States or any successor.

“Break Costs” means the amount (if any) determined by the Lender by which:

(a)                                 the interest which the Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of the Loan or Unpaid Sum to the Maturity Date in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the Maturity Date (on the basis that the Loan Interest Rate had been the Break Costs Interest Rate), exceeds:

(b)                                 the amount of interest which the Lender would be able to obtain by placing an amount equal to the principal amount of the Loan or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the Maturity Date, provided that if such amount is higher than the One Month Interest Amount, then the Break Costs will be the One Month Interest Amount.

“Break Costs Interest Rate” means 6.00 per cent. per annum.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York.

“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

“Cash Account” means, in respect of each Charged Account, a cash sub-account opened in the name of such Chargor with the Custodian (or its nominee(s)) which forms part of that Charged Account (and any account or sub-account established in substitution therefor) and is subject to the Transaction Security.

“Cash Collateral” means at any time, the cash balance standing to the credit of each Cash Account and all rights, benefits and proceeds in respect of each cash balance and each Cash Account.

“Charged Account” means, in respect of each Chargor, a custody account opened in the name of such Chargor with the Custodian (or its nominee(s)) details of which are shown in schedule 2 of the Share and Account Charge (and any account or sub-account established in substitution therefor), comprising a Cash Account and a Securities Account.

“Charged Assets” means all of the assets of the Borrower which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Chargor” means each of the Borrower, On Chance and Jun Heng and “Chargors” means all of them.

“Collateral ADRs” means, as of any date, any and all ADRs beneficially owned by any of the Chargors and deposited into and held in the Securities Accounts and which are the subject of a first fixed charge in favour of the Lender pursuant to and in accordance with the Share and Account Charge as of such date.

“Collateral ADR Value” means, in respect of a Scheduled Trading Day, the value of the Collateral ADRs that are Eligible Collateral on such Scheduled Trading Day, as determined by the Lender in its sole and absolute discretion based on the ADR Closing Price on such Scheduled Trading Day.

“Collateral Deadline Date” has the meaning given to such term under Clause 18.1 (Definitions).

“Collateral Ordinary Shares” means, as of any date, any and all Ordinary Shares beneficially owned by any of the Chargors and which are the subject of a first fixed charge in favour of the Lender pursuant to and in accordance with the Share and Account Charge as of such date.

“Collateral Ordinary Share Value” means, in respect of a Scheduled Trading Day, the value of the Collateral Ordinary Shares that are Eligible Collateral on such Scheduled Trading Day, as determined by the Lender based on the ADR Closing Price on such Scheduled Trading Day (as if all such Collateral Ordinary Shares were Collateral ADRs).

“Collateral Release Loan-to-Value Ratio” has the meaning given to such term under Clause 18.1 (Definitions).

“Collateral Share Value” means, in respect of a Scheduled Trading Day, the sum of the Collateral ADR Value and the Collateral Ordinary Share Value corresponding to such Scheduled Trading Day, as determined by the Lender in its sole and absolute discretion, provided that if, in determining the Collateral Ordinary Share Value and Collateral ADR Value, the number of Collateral Ordinary Shares plus the number of Collateral ADR Shares exceeds 42,000,000, the Collateral Share Value shall be calculated on the basis that there are 42,000,000 Collateral Shares that are Eligible Collateral on such Scheduled Trading Day and the excess over 42,000,000 Collateral Shares that are Eligible Collateral shall be disregarded for the purposes of determining the Collateral Ordinary Share Value and the Collateral ADR Value.

“Collateral Shares” means the Collateral ADRs and the Collateral Ordinary Shares.

“Collateral Trigger” means the obligation of the Borrower pursuant to paragraph (b) of Clause 18.2 (Top-up obligations), and any reference to curing a Collateral Trigger means compliance with such obligation.

“Collateral Trigger Date” has the meaning given to such term under paragraph (a) of Clause 18.2 (Top-up obligations).

“Commitment” means the lower of:

(a)                                 USD 44,000,000; and

(b)                                 an amount in USD determined by the Calculation Agent (in its sole and absolute discretion) equal to the product of:

(i)                                     the Collateral Ordinary Share Value (which shall be determined on the basis that the ADR Closing Price is equal to USD4.70); and

(ii)                                  the Initial Loan-to-Value Ratio,

rounded to the nearest half a million.

“Communication” has the meaning given to it in Clause 17.7 (Certification of public information).

“Confidential Information” means all information relating to the Borrower, the Shares, the Issuer, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming a Lender under, the Finance Documents or the Facility from either:

(a)                                 the Borrower; or

(b)                                 any of the advisers of the Borrower,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                     is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 33 (Confidentiality);

(ii)                                  is identified in writing at the time of delivery as non-confidential by the Borrower or any of its advisers; or

(iii)                               is known by the Lender or any of its Affiliates before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by the Lender or any of its Affiliates after that date, from a source which is, as far as the Lender or such Affiliate is aware, unconnected with the Borrower and which, in either case, as far as the Lender or such Affiliate is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Custodian” means Merrill Lynch International or such other nominee of the Lender as notified to the Borrower by the Lender from time to time.

“Custody Agreement” means each of the custody agreements dated on or about the date of this Agreement entered into between each Chargor and the Custodian in relation to the establishment, operation and maintenance of the Charged Account with respect to such Chargor.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)                                 purchases by way of assignment or transfer;

(b)                                 enters into any sub-participation in respect of; or

(c)                                  enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Deed of Indemnity” means the deed of indemnity by the Chargors to the Lender substantially in the form set out in Schedule 7 (Form of Deed of Indemnity).

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Default Interest Period” means, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Demand Notice” means a notice (which may be in the form of an electronic mail (and shall be deemed delivered on the date of delivery)) delivered by the Lender to the Borrower which notifies the Borrower of:

(a)                                 the occurrence of a Collateral Trigger Date in respect of a Valuation Date; and

(b)                                 the requirement for the Borrower to cure such Collateral Trigger in accordance with Clause 18.2 (Top-up obligations).

“Depositary Bank” means JPMorgan Chase Bank, N.A. as the depositary under the agreement with the Issuer pursuant to which the ADRs are issued, and any successor thereto.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any country- or territory-wide Sanctions, which at the time of this Agreement means Cuba, Iran, Sudan, Syria, Burma/Myanmar, North Korea and Libya.

“Disrupted Day” means any Scheduled Trading Day on which, as determined by the Calculation Agent in its sole and absolute discretion:

(a)                                 the Exchange does not open for trading on any one or more of its regular trading sessions; or

(b)                                 a Share Market Disruption Event exists or has occurred.

“Distributions” means, in relation to any Collateral Share, all present and future:

(a)                                 dividends and distributions of any kind and any other sum received or receivable in respect of that Collateral Share;

(b)                                 rights, shares, money or other assets accruing or offered by way of redemption, bonus, option, conversion, exchange, substitution, consolidation, subdivision or otherwise in respect of that Collateral Share;

(c)                                  allotments, offers and rights accruing or offered in respect of that Collateral Share; and

(d)                                 other rights and assets relating to, deriving from or exercisable by virtue of the ownership of that Collateral Share.

“DTC” means The Depository Trust Company or any successor entity thereto.

“Eligible Collateral” means, at any time, the Collateral Shares that:

(a)                                 are subject to first ranking Security in favour of the Lender pursuant to and in accordance with the Share and Account Charge, which Security has been registered in accordance with Clause 19.1(b)(iii) (Authorisations);

(b)                                 in the case of Collateral ADRs, are in book-entry form held through DTC; and

(c)                                  are not subject to any Transfer Restrictions (whether with respect to the respective Chargor or the Lender exercising its rights with respect thereto under the Finance Documents).

“Employee” means, with respect to any Party, any entity, any owner, principal, officer, director, employee or other agent or representative of such Party, and any Affiliate of any of such owner, principal, officer, director, employee, agent or representative.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Exchange” means the New York Stock Exchange and any successor to such exchange or quotation system.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Business Day” means any Scheduled Trading Day that is not a Disrupted Day.

“Exchange Deposit Cash” has the meaning given to it in Clause 18.6 (Exchange of Shares for cash).

“Ex-dividend Date” means, in relation to any Distribution with respect to the Shares, the first date on which the Shares trade on the applicable exchange without the right to receive the Distribution in question, as determined by the Calculation Agent.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by the Lender to the Borrower in writing as the office or offices through which it will perform its obligations under this Agreement.

“Finance Documents” means:

(a)                                 this Agreement;

(b)                                 each Notice to Custodian;

(c)                                  the Share and Account Charge;

(d)                                 the Guarantee;

(e)                                  the Deed of Indemnity;

(f)                                   the Issuer Conversion Undertaking;

(g)                                  the Issuer Registration Undertaking Letter; and

(h)                                 any other document designated as such by the Lender and the Borrower.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                 moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                 shares which are expressed to be redeemable;

(i)                                     any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)                                    the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“GAAP” means generally accepted accounting principles, standards and practices in the jurisdiction of incorporation of the Borrower.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Borrower and its Subsidiaries for the time being.

“Guarantee” means the deed of guarantee extended by the Guarantor in favour of the Lender dated on or about the date of this Agreement.

“Guarantor” means Mr. Zhou Xin (holder of Hong Kong Identity Card No. R285049(3)).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Initial Collateral Shares” means 37,437,625 Ordinary Shares and includes the SPA Shares.

“Initial Loan-to-Value Ratio” means a Loan-to-Value Ratio equal to [***] per cent.

“Initial Shares” has the meaning given to such term in the Share and Account Charge.

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods).

“Issuer” means E-House (China) Holdings Limited, a company incorporated in the Cayman Islands and the American depositary shares of which are listed on the Exchange.

“Issuer Change of Control” means, as determined by the Calculation Agent, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of the Shares or other voting securities of the Issuer, entitling such person or group to exercise 50 per cent. or more of the total voting power of the Issuer entitled to vote generally in elections of directors, other than an acquisition of such Shares or other voting securities by the Issuer, any of its Subsidiaries or any of its or their employee benefit plans.

“Issuer Conversion Undertaking” means an undertaking by the Issuer to the Lender substantially in the form set out in Schedule 5 (Form of Issuer Conversion Undertaking).

“Issuer Dissolution” means that (a) the Issuer is liquidated or dissolved, or (b) holders of the Shares approve any plan or proposal for the Issuer’s liquidation or dissolution, as determined by the Calculation Agent.

“Issuer Insolvency” means that, by reason of the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding-up of or any analogous proceeding affecting the Issuer, (a) all of the Shares are required to be transferred to a trustee, liquidator or other similar official, or (b) holders of the Shares become legally prohibited from transferring them, as determined by the Calculation Agent.

“Issuer Insolvency Filing” means that:

(a)                                 the Issuer institutes or has instituted against it by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office;

(b)                                 the Issuer consents to a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; or

(c)                                  a petition is presented for the Issuer’s winding-up or liquidation by it or such regulator, supervisor or similar official or the Issuer consents to such a petition, provided that proceedings instituted or petitions presented by creditors and not consented to by the Issuer shall not be deemed an Issuer Insolvency Filing, as determined by the Calculation Agent.

“Issuer Registration Undertaking Letter” means an undertaking by the Issuer to the Lender substantially in the form set out in Schedule 6 (Form of Issuer Registration Undertaking Letter).

“Jun Heng” means Jun Heng Investment Ltd., a BVI Business Company incorporated with limited liability in the British Virgin Islands with registration number 499815 and its registered office at Palm Grove House, P. O. Box 438, Road Town, Tortola, British Virgin Islands.

“Legal Reservations” means:

(a)                                 the principle that equitable remedies may be granted or refused at the discretion of a court;

(b)                                 the limitation of enforcement by laws relating to insolvency, reorganisation, penalties and other laws generally affecting the rights of creditors;

(c)                                  the time barring of claims under the statutes of limitation;

(d)                                 the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void;

(e)                                  defences of set-off or counterclaim;

(f)                                   any principles which are set out in the qualifications as to matters of law in any legal opinions delivered pursuant to Clause 4.1 (Initial conditions precedent); and

(g)                                  in relation to the Guarantee, the fact that so far as the laws of the PRC are applicable, enforceability of the Guarantee may be subject to approval of the Guarantee by, and registration of the Guarantee with, SAFE, which approval and registration will not be obtained.

“Lender” means:

(a)                                 the Original Lender; and

(b)                                 any person which has become a Party in accordance with Clause 22 (Changes to the Lender),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Loan” means the loan made or to be made under the Facility or the principal amount outstanding for the time being of the loan.

“Loan Interest Rate” means [***] per cent. per annum.

“Loan-to-Value Ratio” has the meaning given to it in Clause 18.1 (Definitions).

“Maintenance Loan-to-Value Ratio” has the meaning given to such term under Clause 18.1 (Definitions).

“Mandatory Prepayment Event” means any of (a) an event described under Clause 7.1 (Illegality); (b) an event described under  Clause 7.2 (Chargor Change of Control) and (c) an event described under Clause 7.3 (Mandatory Prepayment Events).

“Margin Release Notice Date” has the meaning given to such term in paragraph (a) of Clause 18.3 (Margin release).

“Material Adverse Effect” means, in respect of any Obligor or the Issuer, a material adverse effect on:

(a)                                 the business, operations, performance, assets, property, liabilities, management, condition (financial or otherwise), prospects or value of any Obligor (or any of their Subsidiaries) or the Issuer as applicable; or

(b)                                 the ability of any Obligor to perform its obligations under the Finance Documents; or

(c)                                  the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents.

“Maturity Date” means the date falling two years from the date of this Agreement.

“Maximum Loan-to-Value Ratio” has the meaning given to such term under Clause 18.1 (Definitions).

“Merger Event” means, in respect of a Share, any:

(a)                                 reclassification or change of that Share that results in a transfer of or an irrevocable commitment to transfer all outstanding Shares of that type to another entity or person;

(b)                                 consolidation, amalgamation, merger or binding share exchange of the Issuer with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which the Issuer is the continuing entity and which does not result in a reclassification or change of any of the Shares of that type then outstanding or otherwise prejudice the Transaction Security);

(c)                                  takeover offer, scheme of arrangement, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the outstanding Shares of that type that results in a transfer of or an irrevocable commitment to transfer all such Shares of that type (other than the Shares of that type owned or controlled by such other entity or person); or

(d)                                 consolidation, amalgamation, merger or binding share exchange of the Issuer with or into another entity in which the Issuer is the continuing entity and which does not result in a reclassification or change of the outstanding Shares of that type but results in the outstanding Shares of that type (other than the Shares of that type owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the outstanding Shares of that type immediately following such event.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or, if there is not, on the immediately preceding Business Day; and

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Nationalisation” means, as determined by the Calculation Agent:

(a)                                 all the Shares or any of the Collateral Shares or all or substantially all of the assets of the Issuer are nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof;

(b)                                 the authority or ability of any person to deal in, or transact in, all of the Shares or any of the Collateral Shares or all or substantially all of the assets of the Issuer is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to that person or all of the Shares or any of the Collateral Shares or all or substantially all of the assets of the Issuer; or

(c)                                  the adoption, promulgation, enactment, order, decree, announcement or such other action or statement as the Calculation Agent deems relevant, by or with effect on any governmental agency, authority, entity or instrumentality thereof at any time, of any event or circumstance (whether or not subsequently amended or appealed) that, if completed, would lead to any event set forth in the immediately preceding paragraph (a) or (b).

“Notice to Custodian” means a notice from each Chargor to the Custodian dated on or about the date of this Agreement substantially in the form set out in Schedule 8 (Form of Notice to Custodian).

“Obligor” means each of the Borrower, Jun Heng, On Chance and the Guarantor and “Obligors” means all of them.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“On Chance” means On Chance Inc., a BVI Business Company incorporated with limited liability in the British Virgin Islands with registration number 479399 and its registered office at Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

“One Month Interest Amount” means the amount, determined by the Lender, equal to the interest which the Lender would have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of the Loan or Unpaid Sum (the “Early Prepayment Date”) to the date falling one Month from the Early Prepayment Date in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the date falling one Month from the Early Prepayment Date.

“Ordinary Shares” means the ordinary shares of the Issuer with a par value of US$0.001 each.

“Outstanding Liability” means, at any time, the sum of:

(a)                                 the Outstanding Loan Amount at such time;

(b)                                 any accrued interest on the Loan which remains unpaid as at such time; and

(c)                                 any other sum due and payable but unpaid by the Borrower under the Finance Documents at such time.

“Outstanding Loan Amount” means at any time the principal amount outstanding for the time being of the Loan.

“Party” means a party to this Agreement.

“Permitted Financial Indebtedness” means:

(a)                                 any indebtedness incurred under the Finance Documents;

(b)                                 any indebtedness the proceeds of which are used to prepay/repay the Loan in full; or

(c)                                  any Subordinated Loan, provided that the proceeds from such Subordinated Loan are used for the purposes of (i) payment into the Cash Account in accordance with Clause 18.2(b)(i)(A) (Top-up Obligations) or Clause 18.6 (Exchange of Shares for Cash), (ii) repayment of the Loan in accordance with Clause 6 (Repayment) or Clause 7 (Prepayment and Cancellation) or (iii) payment of interest on the Loan.

“Permitted Security” means:

(a)                                 any Security or Quasi-Security created under or evidenced by any Security Document;

(b)                                 any netting or set-off arrangement entered into by the Borrower in the ordinary course of its banking arrangements;

(c)                                  any lien arising by operation of law and in the ordinary course of the Borrower’s acting as a Holding Company for the Shares; or

(d)                                 any Security granted in favour of the custodian or broker (including the Custodian) of the ADRs or the Cash Collateral in connection with the establishment, maintenance or operation of the custodian, securities and/or brokerage account through which the ADRs or the Cash Collateral are held by the Chargors (including the Charged Accounts) to secure (i) all custodian and brokerage fees owed to the relevant custodian or broker or (ii) liabilities owed to the relevant custodian or broker in connection with the establishment, maintenance or operation of such custodian, securities and/or brokerage account.

“PRC” means the People’s Republic of China.

“Quasi-Security” has the meaning given to such term under Clause 19.4 (Negative pledge).

“Related Persons” shall mean, with respect to the Lender, the Lender’s Affiliates and their respective principals, control persons, directors, trustees, officers, employees, agents and advisors.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to the Borrower:

(a)                                 its jurisdiction of incorporation;

(b)                                 any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; or

(c)                                  any jurisdiction where it conducts its business.

“Repeating Representations” means each of the representations set out in Clauses 16.1 (Status) to Clause 16.6 (Governing law and enforcement), Clause 16.8 (No default) to 16.11 (No proceedings pending or threatened), Clause 16.13 (Disclosure requirements) to Clause 16.23 (No immunity), Clause 16.25 (Sanctions), 16.27 (Fiduciary duties) and Clause 16.29 (Governmental regulation) to Clause 16.32 (Holding Company Status).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Required Ownership Percentage” means:

(a)                                 in respect of the Borrower, 75 per cent.;

(b)                                 in respect of On Chance, 75 per cent.; and

(c)                                  in respect of Jun Heng, 50 per cent.

“Restrictive Event” means any of (a) a Default; (b) a Collateral Trigger Date has occurred and has not been cured; (c) a Mandatory Prepayment Event; and/or (d) for the purposes of Clause 18.5 (Sale of Collateral Shares at the request of the Borrower) only, the ADR Closing Price is less than the ADR Initial Price.

“SAFE” means the State Administration of Foreign Exchange of the PRC and its competent braches.

“Sanctioned Person” means any person that is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or that is or is the government of or located in a Designated Jurisdiction.

“Sanctions” means any economic sanctions administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Closing Time” means, in respect of the Exchange and a Scheduled Trading Day, the scheduled weekday closing time of the Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled Trading Day” means each day on which the Exchange is scheduled (as of the date of this Agreement) to be open for trading for its regular trading sessions.

“SEC” means the United States Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Securities Account” means, in respect of each Charged Account, a securities sub-account opened in the name of such Chargor with the Custodian (or its nominee(s)) which forms part of that Charged Account (and any account or sub-account established in substitution therefor) and is subject to the Transaction Security.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and any successor statute.

“Secured Obligations” has the meaning given to such term in the Share and Account Charge.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means the Share and Account Charge and any other security document that may at any time be given as security for any of the Borrower’s liabilities arising pursuant to or in connection with any Finance Document.

“Shares” means the ADRs and the Ordinary Shares.

“Share and Account Charge” means the share and account charge dated on or about the date of this Agreement granted by the Chargors in favour of the Lender.

“Share Market Disruption Event” means:

(a)                                 the occurrence or existence at any time of:

(i)                                     any suspension of or limitation imposed on trading by the Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise relating to the ADRs; or

(ii)                                  any event (other than an event described in paragraph (b) below) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, the ADRs on the Exchange, which in either case the Calculation Agent determines in its sole and absolute discretion is material; or

(b)                                 the closure on any Exchange Business Day of the Exchange prior to its Scheduled Closing Time.

“Specified Time” means a time determined in accordance with Schedule 4 (Timetables).

“SPA” means the share purchase agreement dated 27 December 2012 and made between E-House (China) Holdings as company and Kanrich Holdings Limited as purchaser, as amended by an amendment agreement dated on or about the date of this Agreement;

“SPA Shares” means 17,790,125 Ordinary Shares acquired by the Borrower from the Issuer on the Utilisation Date pursuant to the SPA.

“Subsidiary” means any person (referred to as the “first person”) in respect of which another person (referred to as the “second person”):

(a)                                 holds a majority of the voting rights in that first person or has the right under the constitution of the first person to direct the overall policy of the first person or alter the terms of its constitution; or

(b)                                 is a member of that first person and has the right to appoint or remove a majority of its board of directors or equivalent administration, management or supervisory body; or

(c)                                  has the right to exercise a dominant influence (which must include the right to give directions with respect to operating and financial policies of the first person which its directors are obliged to comply with whether or not for its benefit) over the first person by virtue of provisions contained in the articles (or equivalent) of the first person or by virtue of a control contract which is in writing and is authorised by the articles (or equivalent) of the first person and is permitted by the law under which such first person is established; or

(d)                                 is a member of that first person and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in the first person or the rights under its constitution to direct the overall policy of the first person or alter the terms of its constitution; or

(e)                                  has the power to exercise, or actually exercises dominant influence or control over the first person; or

(f)                                   together with the first person is managed on a unified basis,

and, for the purposes of this definition, a person shall be treated as a member of another person if any of that person’s Subsidiaries is a member of that other person or if any shares in that other person are held by a person acting on behalf of it or any of its Subsidiaries. A subsidiary undertaking shall include any person the shares or ownership interests in which are subject to Security and where the legal title to the shares or ownership interests so secured are registered in the name of the secured party or its nominee pursuant to such Security.

“Subordinated Loan” means any loan subordinated to the Loan to the satisfaction of the Lender.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing or otherwise obtaining or having the right to obtain, by conversion or other means, 10 per cent. or more of the outstanding Shares as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant; except for the share placement expressly contemplated in the SPA.

“Three Month Interest Amount” means the amount, reasonably determined by the Lender, equal to the interest which the Lender would have received in respect of the Loan or Unpaid Sum pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of the Loan or Unpaid Sum (the “Early Prepayment Date”) to the date falling three Months from the Early Prepayment Date in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the date falling three Months from the Early Prepayment Date; provided that if the relevant Early Prepayment Date occurs during an Interest Period, there shall be deducted from such amount an amount equal to the interest which has already been prepaid by the Borrower to the Lender under Clause 8.2 (Payment of Interest) for the period from such Early Prepayment Date to (and excluding) the last day of such Interest Period.

“Transaction Security” means the Security created or expressed to be created in favour of the Lender pursuant to or under any or all of the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 3 (Form of Transfer Certificate).

“Transfer Date” means, in relation to a transfer, the Transfer Date specified in the relevant Transfer Certificate.

“Transfer Restrictions” means, with respect to any Collateral Shares (including security entitlements in respect thereof), any condition to or restriction on the ability of the (i) Borrower, (ii) a Chargor or (iii) the Lender or any purchaser or transferee of Collateral Shares (pursuant to or in connection with an enforcement of any Security therein), as a holder thereof  to sell, assign or otherwise transfer such Collateral Shares (or entitlements), including, without limitation:

(a)                                 any requirement that any sale, assignment or transfer (including pursuant to or in connection with any enforcement of any Security in such Collateral Shares) be subject to any manner of sale or volume limitations or be consented to or approved by any person, including, without limitation, the issuer thereof;

(b)                                 any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, chargee, assignee or transferee of such Collateral Shares;

(c)                                  any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, or the corporate secretary of the issuer of, or any registrar or transfer agent for, such  Collateral Shares, prior to the sale, pledge, assignment (or other grant of Security) or other transfer of or enforcement of a Security in such Collateral Shares;

(d)                                 any registration or qualification requirement or prospectus delivery requirement for such Collateral Shares pursuant to any United States, United Kingdom or British Virgin Islands federal, state or national securities law (including, without limitation, any such requirement arising under the Securities Act); and

(e)                                  any legend or other notification appearing on any certificate representing such Collateral Shares to the effect that any such condition or restriction exists; except that (i) the required delivery of any assignment, instruction or entitlement order from the Borrower or any pledgor, chargor, assignor or transferor of such Shares (or securities entitlements in respect thereof), together with any evidence of the corporate or other authority of such person, and (ii) any legend or other notification to the effect that such Collateral Shares have not been registered under the Securities Act shall not constitute such a condition or restriction, provided that, notwithstanding the foregoing, Transfer Restrictions shall not include any:

(i)                                     restrictions, conditions or limitations under the federal securities laws of the United States arising solely as a result of any Chargor’s or the Guarantor’s  status as an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Issuer or the fact that any of the Collateral Shares solely as a result of having been acquired from the Issuer in a transaction not involving a public offering are “Restricted Securities” (within the meaning of Rule 144 under the Securities Act);

(ii)                                  restrictions, conditions or limitations under any anti-fraud laws or any similar laws or any laws relating to foreign assistance, corrupt practices, terrorism or money laundering, in each case arising solely as a result of actions taken by any Chargor, the Guarantor or any purchaser, pledgee, chargee, assignee or transferee of such Shares, including, but not limited to the insider trading policy maintained by the Issuer in compliance with federal securities laws of the United States;

(iii)                               restrictions, conditions or limitations under any laws that are applicable only because such purchaser, pledgee, chargee, assignee or transferee is engaged in a regulated business activity and that are not applicable to the Issuer generally, to business corporations generally or to holders of the Shares (including security entitlements in respect thereof) generally;

(iv)                              restrictions, conditions or limitations under the federal securities laws of the United States arising solely as a result of the Lender’s or such purchaser’s, pledgee’s, chargee’s, assignee’s or transferee’s status as an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Issuer or the fact that any of the Collateral Shares solely as a result of having been acquired from the Issuer in a transaction not involving a public offering are “Restricted Securities” (within the meaning of Rule 144 under the Securities Act);

(v)                                 restrictions, conditions or limitations under any lien permitted by and created in accordance with the Finance Documents in favour of any custodian for the Collateral Shares subject to the Transaction Security;

(vi)                              any contractual restriction, condition or limitation expressly set forth under any of the Finance Documents and/or clause 6 (Lock-up) of the SPA; and

(vii)                           a restriction, condition or limitation to which the Lender has expressly agreed in writing in an agreement to which the Borrower is not a party.

“USA Patriot Act” means the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“Upfront Fee” means 1.00 per cent. of USD 44,000,000.

“Utilisation” means the utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Utilisation Request).

“Valuation Date” means each Scheduled Trading Day during the period from and including the Utilisation Date to but excluding the Maturity Date.

1.2                               Construction

(a)                                 Unless a contrary indication appears, any reference in this Agreement to:

(i)                                     the “Borrower”, the “Guarantor”, the “Lender”, the “Custodian”, the “Calculation Agent” any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               “customer due diligence requirements” is to the identification checks that the Lender requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(iv)                              “disposal” means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly;

(v)                                 a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument;

(vi)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii)                        a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)                              a provision of law is a reference to that provision as amended or re-enacted; and

(x)                                 a time of day is a reference to London time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Default is “continuing” if it has not been remedied or waived.

(e)                                  The “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Lender’s spot rate of exchange for the purchase of the first currency with the second currency at or about 11:00 a.m. on a particular day (or at or about such time and on such date as the Lender may from time to time reasonably determine to be appropriate in the circumstances).

(f)                                   A reference to any document in the form as agreed shall be construed as meaning such document being in the same form as agreed by the relevant parties via email on or before the date of this Agreement, save for the insertion of information left in blank or typographical errors.

(g)                                  Unless the context otherwise requires, a reference to any Cash Collateral or Collateral Shares includes:

(i)                                     any part of that Cash Collateral or Collateral Shares;

(ii)                                  any proceeds of that Cash Collateral or Collateral Shares; and

(iii)                               any present and future assets of that type that are required to be delivered as Cash Collateral or Collateral Shares by the terms of the Finance Documents as an addition to or replacement of the Cash Collateral or Collateral Shares.

1.3                               Currency symbols and definitions

In this Agreement:

“United States Dollars” or “USD” denotes the lawful currency of the United States of America.

1.4                               Third party right

(a)                                 A person who is not a Party has no right under the Contracts (Right of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2
THE FACILITY

2.                                      THE FACILITY

Subject to the terms of this Agreement, the Lender makes available to the Borrower a term loan facility in United States Dollars in an amount equal to the Commitment.

3.                                      PURPOSE

3.1                               Purpose

The Borrower shall apply all amounts borrowed by it under the Loan towards the subscription price of the Ordinary Shares to be acquired by the Borrower pursuant to the SPA.

3.2                               Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

The Borrower may not deliver the Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender.  The Lender shall notify the Borrower promptly upon being so satisfied.

4.2                               Further conditions precedent

The Lender will only be obliged to comply with Clause 5.4 (Availability of Loan) if:

(a)                                 on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                                     no Default is continuing or would result from the proposed Loan;

(ii)                                  the making of the Loan would not cause the Loan-to-Value Ratio (which shall be determined on the basis that all of the Initial Collateral Shares have become subject to the Transaction Security) to exceed the Initial Loan-to-Value Ratio (determined as at the Scheduled Trading Day immediately preceding the date of the Utilisation Request and the Utilisation Date respectively);

(iii)                               the Repeating Representations to be made by the Borrower are true in all material respects; and

(b)                                 on the proposed Utilisation Date, the Lender has received evidence to its satisfaction that, upon receipt by the Issuer of the amounts borrowed by the Borrower under the Loan into the Issuer’s designated cash account, the SPA Shares will be issued by the Issuer to the Borrower and will immediately be registered in the name of the Borrower in the register of members of the Issuer and that an annotation to the register of members of the Issuer will be made in accordance with the terms of the Share and Account Charge to reflect that the Initial Collateral Shares are the subject of the Transaction Security.

4.3                               Single Loan

There shall be no more than one Loan.

SECTION 3
UTILISATION

5.                                      UTILISATION

5.1                               Delivery of the Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of the Utilisation Request

(a)                                 The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the Utilisation Date is a Business Day and a Scheduled Trading Day falling within the Availability Period;

(ii)                                  the currency and amount of the proposed Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                               it specifies the account and bank of the Issuer to which the proceeds of the Utilisation are to be credited.

(b)                                 Only one Utilisation Request may be delivered and only one Loan may be requested in such Utilisation Request.

5.3                               Currency and amount

(a)                                 The currency specified in the Utilisation Request must be United States Dollars.

(b)                                 The Outstanding Loan Amount (taking into account the amount of the proposed Loan) must be an amount equal to or less than the Commitment.

5.4                              Availability of Loan

(a)                                 If the conditions set out in this Agreement have been met, the Lender shall make the Loan available by the Utilisation Date through its Facility Office.

(b)                                 The amount payable by the Lender to the Borrower on the Utilisation Date shall be an amount equal to the proposed Loan less:

(i)                                     the Upfront Fee;

(ii)                                  an amount equal to the greater of (A) zero and (B) an amount equal to the amount of interest payable by the Borrower to the Lender in respect of the first Interest Period which shall be calculated in accordance with Clause 8 (Interest) (the deduction from the proposed Loan of the amounts referred to this sub-paragraph (iii) shall satisfy the Borrower’s obligation to pay interest to the Lender pursuant to Clause 8.2 (Payment of Interest) in respect of the first Interest Period); and

(iii)                               any amounts deducted under Clause 15.1 (Transaction expenses).

5.5                               Cancellation of Commitment

The Commitment, if unutilised, shall be immediately cancelled at close of business in London on the last Business Day falling in the Availability Period.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                      REPAYMENT

(a)                                 The Borrower shall repay the Loan on the Maturity Date.

(b)                                 The Borrower may not reborrow any part of the Facility which is repaid.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Illegality

If, at any time, it is or becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain the Loan or to hold, acquire or dispose of any Shares (or a Security in any Shares):

(a)                                 the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)                                 upon the Lender notifying the Borrower, the Commitment will be immediately cancelled, and the Lender shall not be obliged to fund the Utilisation; and

(c)                                  the Borrower must repay or prepay to the Lender the Loan together with accrued interest, the Three Month Interest Amount and all other amounts accrued under the Finance Documents on the date specified in the notice provided in accordance with paragraph (a) above.

7.2                               Chargor Change of Control

(a)                                 If (i) the Guarantor ceases to control (directly or indirectly) any of the Chargors,  (ii) the Guarantor ceases to beneficially own (directly or indirectly) not less than the Required Ownership Percentage of the issued share capital in each of the Borrower and On Chance or (iii) On Chance ceases to beneficially own (directly or indirectly) more than the Required Ownership Percentage of the issued share capital in Jun Heng:

(i)                                     the Borrower shall promptly notify the Lender upon becoming aware of that event;

(ii)                                  the Lender shall not be obliged to fund the Utilisation; and

(iii)                               the Lender may, by not less than five Business Days’ notice to the Borrower, cancel the Facility and the Commitment and declare the Loan, together with accrued interest, the Three Month Interest Amount and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable;

(b)                                 For the purposes of paragraph (a) above, “control” of one person (the “first person”) by another person (the “second person”) or the first person being “controlled” by the second person means that the second person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) the power to appoint and/or remove all or a majority of the members of the board of directors or other governing body of the first person or otherwise controls or has the power of control over the affairs and policies of the first person.

7.3                               Mandatory Prepayment Events

(a)                                 If, on any Scheduled Trading Day, the Calculation Agent determines (in its sole and absolute discretion) that the ADR Closing Price on such Scheduled Trading Day is lower than 50 per cent. of the ADR Initial Price, then:

(A)                               (without prejudice to the rights of the Lender under paragraphs (B) and (C) below) the Calculation Agent shall promptly notify the Lender and the Borrower upon becoming aware of the relevant event;

(B)                               the Lender shall not be obliged to fund the Utilisation; and

(C)                               the Lender may, by not less than five Business Days’ notice to the Borrower, cancel the Facility and the Commitment and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)                                 If, at any time, the Lender determines (in its sole and absolute discretion) that any one of the following events has occurred:

(i)                                     the public announcement (whether or not subsequently amended), including any public announcement as defined in Rule 165(f) of the Securities Act, by any entity, of any intention to enter into (including, without limitation, any intention of the Issuer to solicit or explore strategic alternatives to) any transaction or other event that, if completed, would lead to an Issuer Change of Control, Merger Event or Tender Offer;

(ii)                                  the Exchange announces that, pursuant to the rules of the Exchange, the ADRs cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason, in each case, for five consecutive Scheduled Trading Days or more;

(iii)                               the suspension of trading of the ADRs on the Exchange or the Issuer otherwise has its trading privileges on the Exchange revoked or suspended, in each case, for five consecutive Scheduled Trading Days or more;

(iv)                              an Adjustment Trigger Event;

(v)                                 any event, development or circumstance which could reasonably be expected to have (I) a Material Adverse Effect in relation to the Issuer or (II) a material adverse effect on the value or liquidity of the ADRs; and/or

(vi)                              an Issuer Change of Control, Issuer Dissolution, Issuer Insolvency, Issuer Insolvency Filing, Merger Event, Nationalisation or Tender Offer occurs,

then:

(A)                              (without prejudice to the rights of the Lender under paragraphs (B) and (C) below) the Lender shall promptly notify the Borrower upon becoming aware of the relevant event;

(B)                              the Lender shall not be obliged to fund the Utilisation; and

(C)                              the Lender may, by not less than five Business Days’ notice to the Borrower, cancel the Facility and the Commitment and declare the Loan, together with accrued interest, the Three Month Interest Amount, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

7.4                               Voluntary prepayment

(a)                                 The Borrower may, on any day following the date falling 365 days from the Utilisation Date, prepay the whole or any part of the Loan but, if in part, being an amount that reduces the Loan by a minimum amount of USD1,000,000, provided that:

(i)                                     the Borrower gives the Lender not less than five Business Days’ prior written notice and pays the Lender the Three Month Interest Amount (calculated on the amount to be prepaid) on the date of the voluntary prepayment of the whole or any part of the Loan; or

(ii)                                  the Borrower gives the Lender not less than three Months’ prior written notice and pays the Lender the Break Costs on the date of the voluntary prepayment of the whole or any part of the Loan, provided that if the relevant date of prepayment pursuant to this subparagraph (ii) above occurs during an Interest Period, an amount equal to the interest which has already been prepaid by the Borrower to the Lender under Clause 8.2 (Payment of Interest) for the period from such date of prepayment to (and excluding) the last day of such Interest Period shall be deducted from the prepayment amount under this Clause 7.4 (Voluntary Prepayment) and any amount by which such deduction exceeds the Break Costs payable shall be refunded to the Borrower by the Lender on the date of such prepayment.

(b)                                 If any voluntary prepayment is made in connection with curing any Collateral Trigger:

(i)                                     the Borrower may prepay the whole or any part of the Loan at any time (without having first given not less than five Business Days’ or Three Months’ prior written notice to the Lender under paragraphs (a)(i) and (ii) above); and

(ii)                                  the Borrower shall pay the Lender the Three Month Interest Amount on the date of such voluntary prepayment.

(c)                                  No Break Costs shall be payable in connection with any voluntary prepayment in connection with paragraph (a)(i) or (b) of this Clause 7.4.

7.5                               Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Three Month Interest Amount or Break Costs (as applicable), without premium or penalty.

(c)                                  The Borrower may not reborrow any part of the Facility which is prepaid.

(d)                                 The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)                                  No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

(f)                                   For the avoidance of doubt (and subject to Clause 7.4(a)(ii) (Voluntary Prepayment)), any interest on the Loan prepaid by the Borrower under this Agreement shall not be refundable in any circumstances.

SECTION 5
COSTS OF UTILISATION

8.                                      INTEREST

8.1                               Calculation of interest

The rate of interest on the Loan for each Interest Period is the Loan Interest Rate.

8.2                               Payment of interest

In respect of each Interest Period, the Borrower shall pay interest on the Loan in advance on the first day of such Interest Period.

8.3                               Default interest

(a)                                 If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of (i) seven per cent. per annum and (ii) the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted the Loan in the currency of the Unpaid Sum for successive Default Interest Periods (being the Loan Interest Rate), each of a duration selected by the Lender (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender.

(b)                                 If any Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)                                     the first Default Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)                                  the rate of interest applying to the Unpaid Sum during that first Default Interest Period shall be the sum of seven per cent. and the rate which would have applied if the Unpaid Sum had not become due.

(c)                                  Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Default Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4                               Notification of rates of interest

The Lender shall notify the Borrower of the determination of a rate of interest under this Agreement promptly (and, where such rate of interest relates to an Interest Period, prior to the date that is one Business Day before the first day of that Interest Period).

9.                                      INTEREST PERIODS

9.1                               Interest Periods

Each Interest Period shall be three Months commencing from (and including) the first day of such Interest Period to (but excluding) the first day of the next Interest Period, provided that the first Interest Period shall commence on (and include) the Utilisation Date and the last Interest Period shall end on (and exclude) the Maturity Date.

9.2                               Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.                               FEES

The Borrower shall pay to the Lender the Upfront Fee payable by netting off on the Utilisation Date in accordance with Clause 5.4(b) (Availability of Loan).

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

11.                               TAX GROSS-UP AND INDEMNITIES

11.1                        Definitions

(a)                                 In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by the Borrower to the Lender under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this Clause 11, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2                        Tax gross-up

(a)                                 All payments to be made by the Borrower to the Lender under the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that the Lender receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                                 The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.  Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender.

(c)                                  If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                                 Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(e)                                  This Clause 11.2 (Tax gross-up) shall survive after the date of full repayment of all sums owing by the Borrower under the Facility and the date on which this Agreement is terminated, until the end of the limitation period applicable to claims in respect of amounts paid or payable under this Agreement by the relevant tax authorities.

11.3                        Tax indemnity

(a)                                 Without prejudice to Clause 11.2 (Tax gross-up), if the Lender is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by the Lender whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, within five Business Days of demand of the Lender, promptly indemnify the Lender against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 11.3 shall not apply to:

(i)                                     any Tax imposed on and calculated by reference to the net income actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but not actually receivable) by the jurisdiction in which the Lender is incorporated; or

(ii)                                  any Tax imposed on and calculated by reference to the net income of the Facility Office of the Lender actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but not actually receivable) by the jurisdiction in which its Facility Office is located.

(b)                                 If the Lender intends to make a claim under paragraph (a) above, it shall notify the Borrower of the event giving rise to the claim.

(c)                                  This Clause 11.3 (Tax indemnity) shall survive after the date of full repayment of all sums owing by the Borrower under the Facility and the date on which this Agreement is terminated, until the end of the limitation period applicable to claims in respect of amounts paid or payable under this Agreement by the relevant tax authorities

11.4                        Tax Credit

If the Borrower makes a Tax Payment and the Lender determines that:

(a)                                 a Tax Credit is attributable to that Tax Payment; and

(b)                                 it has obtained, utilised and retained that Tax Credit,

the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

11.5                        Stamp taxes

The Borrower shall:

(a)                                 pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)                                 within five Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to any stamp duty, registration and other similar Tax paid or payable in respect of any Finance Document.

11.6                        Indirect Tax

(a)                                 All consideration expressed to be payable under a Finance Document by any Party to the Lender shall be deemed to be exclusive of any Indirect Tax.  If any Indirect Tax is chargeable on any supply made by the Lender to any Party in connection with a Finance Document, that Party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)                                 Where a Finance Document requires any Party to reimburse the Lender for any costs or expenses, that Party shall also at the same time pay and indemnify the Lender against all Indirect Tax incurred by the Lender in respect of the costs or expenses to the extent that the Lender reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.                               INCREASED COSTS

12.1                        Increased Costs

(a)                                 Subject to Clause 12.3 (Exceptions), the Borrower shall, within five Business Days of a demand by the Lender, pay the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)                                  compliance with any law or regulation made after the date of this Agreement (and for the purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives in connection therewith are deemed to have gone into effect and been adopted after the date of this Agreement); or

(iii)                               the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III.

The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)                                 In this Agreement:

“Basel III” means:

(i)                                     the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)                                  the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                               any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Increased Costs” means:

(i)                                     a reduction in the rate of return from the Facility or on the Lender’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Lender);

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into its Commitment or funding or performing its obligations under any Finance Document.

12.2                        Increased Cost claims

(a)                                 If the Lender intends to make a claim pursuant to Clause 12.1 (Increased Costs), it shall notify the Borrower of the event giving rise to the claim.

(b)                                 The Lender shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs.

12.3                        Exceptions

(a)                                 Clause 12.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)                                  compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 11.3 (Tax indemnity) applied); or

(iii)                               attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

(b)                                 In this Clause 12.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 11.1 (Definitions).

13.                               OTHER INDEMNITIES

13.1                        Currency indemnity

(a)                                 If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against the Borrower;

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within five Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2                        Other indemnities

The Borrower shall, within five Business Days of demand, indemnify the Lender and its Related Persons against any cost, loss or liability incurred by the Lender or its Related Persons as a result of:

(a)                                 the occurrence of any Event of Default;

(b)                                 any information produced or approved by the Borrower being or being alleged to be misleading or deceptive in any respect;

(c)                                  any claim, enquiry, investigation, deposition, subpoena (or similar order), arbitration, proceeding or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement, whether or not the Lender or any Related Persons is a party thereto or target thereof;

(d)                                 a failure by any Obligor to pay any amount due under a Finance Document on its due date;

(e)                                  (other than by reason of default or negligence by the Lender alone) the Loan not being made after the Utilisation Request has been delivered for the Loan by reason of the operation of any one or more of the provisions of this Agreement;

(f)                                   the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower;

(g)                                  any use of the proceeds of the Loan which is not in compliance with the terms of this Agreement;

(h)                                 acting or relying on any notice which the Lender reasonably believes to be genuine, correct and appropriately authorised; or

(i)                                     any representation under Clause 16 (Representations) is or becomes inaccurate, incorrect or misleading in any respect when it is made or deemed to be made.

13.3                        Indemnity to the Lender

The Borrower shall promptly indemnify the Lender against any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default; or

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)                                  taking, holding, protecting or enforcing any Security created pursuant to any Finance Document, including but not limited to, any fees or other amounts due to the Depositary Bank in respect of any arrangements for the conversion of Collateral Ordinary Shares to ADRs; or

(d)                                 exercising any of the rights, powers, discretions or remedies vested in it under any Finance Document or by law.

13.4                        Indemnity to the Calculation Agent

The Borrower shall promptly indemnify the Calculation Agent against any cost, loss, taxes or liability and related expenses incurred by it as a result of:

(a)                                 acting or relying on any notice, request or instruction from or on behalf of any Obligor that it reasonably believes to be genuine, correct and appropriately authorised; or

(b)                                 any information required to be provided by any Obligor to the Calculation Agent pursuant to the Finance Documents not being provided by any Obligor to the Calculation Agent when due or any relevant information required to be provided by any Obligor to the Calculation Agent pursuant to the Finance Documents and provided by any Obligor to it proving to have been incorrect,

provided that the Borrower shall not be liable for the same cost, loss or liability under more than one provision of the Finance Documents.

14.                               MITIGATION BY THE LENDER

14.1                        Mitigation

(a)                                 The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 11 (Tax Gross-up and Indemnities) or Clause 12 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2                        Limitation of liability

(a)                                 The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)                                 The Lender is not obliged to take any steps under Clause 14.1 (Mitigation) if, in its opinion (acting reasonably), to do so might be prejudicial to it.

15.                               COSTS AND EXPENSES

15.1                        Transaction expenses

The Borrower shall, promptly on demand and subject to any applicable cap agreed between the Lender and the Borrower, pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement,

and such amounts may be deducted from the Loan advanced by the Lender on the Utilisation Date.

15.2                        Subsequent costs

The Borrower must promptly within five Business Days after demand pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

(a)                                 the negotiation, preparation, printing, entry into and delivery of any Finance Document entered into after the date of this Agreement; and

(b)                                 any amendment, waiver, consent, withdrawal or release requested by or on behalf of the Borrower or specifically allowed by a Finance Document.

15.3                        Enforcement costs

The Borrower shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

15.4                        Security expenses

The Borrower shall promptly on demand pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the administration or release of any Security created pursuant to any Security Document.

SECTION 7
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

16.                               REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 16 to the Lender on the date of this Agreement.

16.1                        Status

(a)                                 It is a company with limited liability registered under the BVI Act, duly incorporated and validly existing and in good standing under the law of the British Virgin Islands.

(b)                                 It has the power to own its assets and carry on its business as it is being conducted.

(c)                                  The Issuer is a foreign private issuer, as such term is defined in Rule 3b-4 under the Exchange Act.

(d)                                 The Issuer (A) (i) is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, and (ii) has filed during the 12 months preceding this Agreement all required reports pursuant to such sections; and (B) for as long as any part of the Loan remains outstanding, it (i) will continue to be subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, and (ii)  will timely file all reports required pursuant to such sections.

16.2                        Binding obligations

(a)                                 Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable.

(b)                                 Without limiting the generality of paragraph (a) above, each Security Document to which it is party creates the Security which that Security Document purports to create and that Security is valid and effective.

(c)                                  Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

16.3                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                 any law or regulation applicable to it or its shareholders, including, but not limited to, the rules of the Exchange, any anti-fraud or reporting provisions of the Exchange Act, Regulation T, U or X of the Board, or any other U.S. law or any governmental rule or regulation applicable to it;

(b)                                 its constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any of its assets,

nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets.

16.4                        Power and authority

(a)                                 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by those Finance Documents.

(b)                                 Any person specified as its authorised signatory under Schedule 1 (Conditions Precedent) or paragraph (d) of Clause 17.4 (Information: miscellaneous) is authorised to sign the Utilisation Request and other notices on its behalf.

16.5                        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                 to enable it lawfully to enter into, exercise its rights under and comply with its obligations in the Finance Documents;

(b)                                 to make the Finance Documents admissible in evidence in its jurisdiction of incorporation;

(c)                                  to enable it to carry on its business, and which are material; and

(d)                                 to enable it to create the Security to be created by it pursuant to any Security Document and to ensure that such Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect (or will when required be obtained or effected and thereafter remain in full force and effect).

16.6                        Governing law and enforcement

Subject to the Legal Reservations:

(a)                                 the choice of the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation;

(b)                                 any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation; and

(c)                                  any arbitral award obtained in Hong Kong in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

16.7                       Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at its address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.8                        No default

(a)                                 No Event of Default and, on the date of this Agreement, no Default is continuing or might reasonably be expected to result from the making of the Utilisation.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement, instrument, judgment, order, Authorisation or other obligation (i) which is applicable to or binding on it or to which its assets are subject and (ii) which could reasonably be expected to have a Material Adverse Effect.

16.9                        Compliance with laws

(a)                                 It has not breached any law or regulation which breach has or could reasonably be expected to have a Material Adverse Effect.

(b)                                 It has not, nor at any time up until immediately after the termination of the transactions contemplated under the Finance Documents will it be, engaged in insider dealing, false trading, price rigging, stock market manipulation or similar conduct that is unlawful or improper pursuant to any applicable laws or regulations.

16.10                 No misleading information

(a)                                 Any factual information contained in or provided by or on behalf of the Borrower in relation to any Finance Document was true, complete and accurate in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made, in each case as at the date it was provided or as at the date (if any) at which it is stated.

(b)                                 Nothing has occurred or been omitted from the factual information referred to in paragraph (a) above and no information has been given or withheld that results in that information being untrue or misleading in any material respect.

(c)                                  All information (other than any factual information contained in or provided by or on behalf of the Borrower in relation to any Finance Document) provided by the Borrower is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

(d)                                 The Borrower understands that the Lender will use and rely on the information provided under paragraphs (a) and (c) above without independent verification thereof, and therefore, the Borrower shall provide such updates to any information provided to ensure that the representation contained in paragraphs (a) and (c) above remains true by reference to the circumstances then and from time to time subsisting.

16.11                 No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have been started or threatened against it.

16.12                 Non-public information

(a)                                 The Borrower is not entering into the Finance Documents or the transactions contemplated thereby on the basis of, any inside information or any material non-public information (including, without limitation, information in relation to the business, operations, key personnel, prospects or plans in connection with any transaction or matter) in respect of the Issuer or the Collateral Shares.

(b)                                 For the purposes of paragraph (a) above, “inside information” shall mean information that:

(i)                                     is of a precise nature;

(ii)                                  is not generally or publicly available;

(iii)                               relates, directly or indirectly, to the Issuer or to the Shares; and

(iv)                              would, if generally available, be likely to have a significant effect on the price of any securities issued by the Issuer or on the price of the Collateral Shares.  The terms “precise” and “likely to have a significant effect” on the price shall be construed in accordance with the meanings given to them in the relevant applicable laws and regulations.

16.13                 Disclosure requirements

The Borrower has complied, and will comply, with:

(a)                                 all applicable disclosure requirements with respect to the Shares, the Finance Documents and the transactions contemplated thereunder and effected on or prior to the date hereof (or, to the extent this representation is made or deemed to be made as of a different date, effected on or prior to such date) under Sections 13 and, if applicable, 16 of the Exchange Act (including, without limitation, any required filings with the SEC), with respect to, to the extent applicable:

(i)                                     the Borrower acquiring, or holding or remaining the owner of, any Shares or other positions with respect to the Shares, in either case with any purpose of, or with the effect of, changing or influencing control of the Issuer, or in connection with or as a participant in any transaction having that purpose or effect (in each case, to the extent such purpose or effect is subject to disclosure under Section 13 of the Exchange Act and the rules promulgated thereunder), including any transaction subject to Rule 13d-3(b) under the Exchange Act; and

(ii)                                  the Borrower, in the aggregate with any other person subject to aggregation of Shares with it under Section 13 or 16 of the Exchange Act and the rules promulgated thereunder, owning (or “beneficially owning” within the meaning of Section 13 or 16 of the Exchange Act and the rules promulgated thereunder), whether directly or indirectly (including through swaps, options, convertible or exchangeable securities, other derivative positions, whether cash or physically-settled or otherwise), more than 10.0 per cent. of the Shares outstanding; and

(b)                                 all other applicable disclosure requirements (without duplication of any such disclosure requirements referred to under the immediately preceding clause (a)) with respect to the Shares, the Finance Documents and the transactions contemplated thereunder under Sections 13 and, if applicable, 16 of the Exchange Act (including, without limitation, any required filings with the SEC) and all other applicable laws (including, without limitation, applicable securities laws) and regulations of any jurisdiction.

16.14                 Good title to assets

(a)                                 It has good, valid and marketable title to, or valid leases or licences of and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

(b)                                 It is (or the other Chargors are, as appropriate) the sole, legal and beneficial owner (or, in the case of the Collateral Shares, the beneficial owner) of the assets subject to the Security created by it pursuant to any Security Documents, including, but not limited to, the Collateral Shares and the Cash Collateral.

(c)                                  No Security or Quasi-Security exists over all or any part of the property, assets or revenues of the Borrower except for any Permitted Security.

16.15                 Shares

(a)                                 The Issuer’s constitutional documents and any agreements or policies of the Issuer applicable to any Share or any holder of such Share do not restrict or inhibit any transfer of such Share on creation of the Transaction Security or enforcement of the Transaction Security by the Lender or its agents (including any Receiver).

(b)                                 The Collateral Shares are not subject to any shareholders’ agreement or any voting or other contractual restrictions except in the case of the SPA Shares which are subject to the restrictions set out in clause 6 (Lock-up) of the SPA which provides as follows:

“The Purchaser will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale, file a registration statement with respect to, or otherwise dispose of, directly or indirectly, any of the Subject Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interest of any of the Subject Shares, until after 12 months following the Closing Date, provided, however, that this Section 6 shall not apply to:

(a)                                 any pledge of, or any charge or other security interest (a “Security Interest”) in, any or all of the Subject Shares in order to secure financing obtained by the Purchaser for the purpose of paying any or all of the Purchase Price payable under this Agreement, created by the Purchaser for the benefit of:

(i)                                     Prominent Asset Investment Limited or any other bank(s) or financial institution(s) or any  of their agents or trustees (each a “Chargee”); or

(ii)                                  any assignee, transferee or other successor in title of any Chargee (each a “Successor”); or

(b)                                 any sale, transfer, filing a registration statement with respect to or other disposal of all or any of the Subject Shares upon any enforcement by a Chargee or a Successor of any of its rights in respect of the Security Interest in accordance with the terms of the relevant security agreement.”

(c)                                  The certified copy of the register of members provided to the Lender pursuant to paragraph 7(m) of Schedule 1 (Conditions Precedent) to this Agreement is a certified copy of the original register of members maintained by the Issuer in compliance with section 40 of the Companies Law (2012 Revision) of the Cayman Islands.

(d)                                 The Loan is entered into by Borrower in good faith and at arm’s length.  The Loan is not entered into with an expectation that the Borrower would default on its obligations thereunder.

(e)                                  The Transaction Security is a Security to secure the Borrower’s obligations under the Finance Documents and is entered into by Borrower in good faith and at arm’s length.

(f)                                   The Security Documents are not entered into by the Borrower with the intent of facilitating a disposition of the Collateral Shares.  (For the avoidance of doubt, the Borrower’s obligations under the Finance Documents will not be deemed to represent that the Borrower has entered into any Finance Document with the intent of facilitating a disposition of the Collateral Shares within the meaning of the immediately preceding sentence.)

(g)                                  Each Collateral ADR:

(i)                                     has been duly issued and is fully paid by its respective Chargor and there are no moneys or liabilities of such Chargor outstanding or payable in respect of it;

(ii)                                  is in book-entry format held through DTC; and

(iii)                               is not subject to any Transfer Restrictions (whether in the hands of its respective Chargor or the Lender exercising its rights with respect thereto under the Finance Documents).

(h)                                 Each Collateral Ordinary Share:

(i)                                     has been duly issued and is fully paid by its respective Chargor and there are no moneys or liabilities of such Chargor outstanding or payable in respect of it, and is non-assessable; and

(ii)                                  is not subject to any Transfer Restrictions (whether in the hands of its respective Chargor or the Lender exercising its rights with respect thereto under the Finance Documents).

(i)                                     With respect to each Collateral Ordinary Share other than the SPA Shares, the respective Chargor made payment of the full purchase price (within the meaning of Rule 144(d)(1)(iii) under the Securities Act) therefor and took full risk of economic loss thereon, at least six months prior to the date of this Agreement.

(j)                                    As long as any part of the Loan remains outstanding, the Borrower will not transfer the economic risk of or hedge or take any form of insurance against any losses arising from its investment in the SPA Shares.

(k)                                 The Borrower understands that upon the occurrence of an Event of Default and the exercise of remedies with respect thereto under the Finance Documents:

(i)                                     a bulk sale of any of the Collateral Shares may occur which may result in a substantially discounted realisation value with respect to such Collateral Shares compared to the then current market price; and

(ii)                                  a private sale of any of the Collateral Shares may occur which may result in less proceeds than a public sale.

The Borrower acknowledges and agrees that any such bulk sale or private sale shall be a commercially reasonable disposition under applicable law.

(l)                                     At all times prior to the disposition of any Collateral Shares by the Lender pursuant to paragraph (k) above, the Borrower shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral Shares for all purposes not inconsistent with the terms of this Agreement or any other instrument or agreement referred to herein, provided that the Borrower agrees that it shall not vote such Collateral Shares in any manner that is inconsistent with the terms of this Agreement, or any such other instrument or agreement or would reasonably be expected to have a material adverse effect on the value of the Collateral Shares or the Lender’s interest therein.  For the avoidance of doubt, the Lender shall have no voting rights with respect to the Collateral Shares, except to the extent that the Lender purchases any Collateral Shares in a sale or other disposition made pursuant to paragraph (k) above.

(m)                             The Borrower acknowledges that:

(i)                                     during the term of the Loan, the Lender and its Affiliates may buy or sell Shares (including, subject to and in accordance with the Security Documents, the Collateral Shares) or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities relating to the Shares or other securities (including in connection with any Loan or the Collateral Shares);

(ii)                                  the Lender and its Affiliates shall make its own determination as to whether, when or in what manner any hedging or market activities with respect to the Shares or other securities shall be conducted and shall do so in a manner that it deems appropriate; and

(iii)                               any hedging or market activities of the Lender and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Loan-to-Value Ratio, each in a manner that may be adverse to the Borrower.

(n)                                 The Borrower acknowledges that:

(i)                                     the Lender shall not be obliged (but will be entitled) to exercise its rights or remedies hereunder in a manner that would cause it (or any Affiliate of it) to become at any one time the beneficial owner (within the meaning of Section 13 or 16 of the Exchange Act) of more than 4.5% of the Ordinary Shares at the time outstanding;

(ii)                                  the Lender will not be obliged to (but will be entitled to, knowingly or otherwise) sell or otherwise dispose of any Collateral Shares in a manner that would result in any person (or any group of affiliated persons) becoming the beneficial owner of more than 4.5% of the Ordinary Shares at the time outstanding; and

(iii)                               the Lender will not be obliged (but will be entitled) to sell or otherwise dispose of, in any single transaction, to one or more persons (or any group of affiliated persons), an amount of Shares in excess of 4.5% of the Ordinary Shares at the time outstanding.

(o)                                 The Borrower acknowledges that selling or otherwise disposing of any of the Collateral Shares in accordance with the restrictions in paragraph (n) above may result in prices and terms less favourable to the Borrower than those that could be obtained by selling or otherwise disposing of the Shares in a single transaction to a single purchaser and agrees and acknowledges that no method of sale or other disposition of such Collateral Shares shall be deemed commercially unreasonable because of any action taken or not taken by the Lender to comply with such restrictions.

(p)                                 The Borrower represents that:

(i)                                     immediately following the Utilisation on the Utilisation Date, the Borrower owns 17,790,125 Collateral Ordinary Shares that are

“restricted securities” and zero Collateral Ordinary Shares that are not “restricted securities”;

(ii)                                  as at the date of this Agreement and the Utilisation Date, On Chance owns 9,982,500 Collateral Ordinary Shares that are “restricted securities” and zero Collateral Ordinary Shares that are not “restricted securities”; and

(iii)                               as at the date of this Agreement and the Utilisation Date, Jun Heng owns 9,665,000 Collateral Ordinary Shares that are “restricted securities” and zero Collateral Ordinary Shares that are not “restricted securities”.

For the purpose of this Clause, “restricted securities” has the meaning given in Rule 144 under the Securities Act.

16.16                 Ownership of Cash Collateral

It is (or the other Chargors are, as appropriate) the sole legal and beneficial owner of the Cash Collateral free and clear of all Security interests save as created by the Finance Documents and has not sold or disposed of or granted any interest in or rights in respect of any of its right, title and interest in the Cash Collateral (other than as permitted under the Finance Documents) and the Cash Collateral is not subject to any options to purchase, pre-emption rights or similar rights or other restrictions upon disposal which would operate to restrict in any way their disposal by the Lender should it come to enforce its Security contained in the Finance Documents.

16.17                 Taxation

(a)                                 It has duly and punctually paid and discharged (i) all Taxes imposed upon it or its assets within the time period allowed without incurring penalties and (ii) all other Tax liabilities from time to time when they arise and within any applicable grace period (save in each case to the extent that (A) payment is being contested in good faith, (B) it has maintained adequate reserves for those Taxes or liabilities and (C) payment can be lawfully withheld).

(b)                                 It is not materially overdue in the filing of any Tax returns.

(c)                                  No claims are being or are reasonably likely to be asserted against it with respect to Taxes.

16.18                 Ranking

(a)                                 Each Security Document creates (or, once entered into, will create) in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

(b)                                 Without limiting paragraph (a) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.19                 No restrictions on creation of Security

It is not under any contractual, regulatory or other restriction which prevents it from:

(a)                                 creating Security over the Charged Assets; and

(b)                                 disposing of the Collateral Shares held in the Securities Account.

16.20                 No filing or taxes

Subject to the Legal Reservations, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

16.21                 No indebtedness

It has no Financial Indebtedness to any Party except for any Permitted Financial Indebtedness.

16.22                 Financial statements

The most recent financial statements of the Borrower for the time being (including the profit and loss account and balance sheet) were prepared in accordance with GAAP consistently applied and fairly represent the financial position of the Borrower as at the end of, and the results of its operations for, the financial period to which they relate and, as at the end of such period, the Borrower did not have any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against in, such financial statements, and there has been no material adverse change in the business or financial condition of the Borrower since the date of such financial statements.

16.23                 No immunity

(a)                                 The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)                                 In any proceedings taken in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

16.24                 Independent advice

It:

(a)                                 has taken independent legal advice and has had an opportunity to take tax and accounting advice, in each case in connection with the entry into of the Finance Documents to the extent it deems appropriate;

(b)                                 has made an independent decision to enter into the Finance Documents based on the information available to it, which it has determined is adequate for that purpose; and

(c)                                  has not relied on any representations or statements made by the Lender, any of its Affiliates, or any of their respective Employees.

16.25                 Sanctions

(a)                                 The Borrower and, to the best of its knowledge and belief having made all reasonable enquiries, any Employee or other Affiliate of the Borrower are not currently the subject of any Sanction.

(b)                                 The Borrower is not aware that either the Loan or the proceeds from the Loan have been used, directly or indirectly, to lend, contribute or provide or have otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity of or business with any Sanctioned Person.

16.26                 Evaluation of Finance Documents

It has the requisite knowledge and experience in financial and business matters such that it is capable of evaluating the merits, risks and suitability of entering into the Finance Documents.

16.27                 Fiduciary duties

Neither the Lender nor any of its Affiliates, or any of their respective Employees, is acting as a trustee, fiduciary or adviser for it with respect to the Finance Documents and the transactions contemplated thereby.

16.28                 Share capital in the Issuer

(a)                                 As at the date of this Agreement, the Borrower does not legally or beneficially own any ADRs or Ordinary Shares.

(b)                                 As at the date of this Agreement, the Borrower, together with its Affiliates, legally and beneficially owns 2,794,600 ADRs and 19,647,500 Ordinary Shares.

(c)                                  Following the Utilisation on the Utilisation Date, the Borrower legally and beneficially owns 17,790,125 Ordinary Shares.

(d)                                 Following the Utilisation on the Utilisation Date, the Borrower, together with its Affiliates, legally and beneficially owns 2,794,600 ADRs and 37,437,625 Ordinary Shares.

16.29                 Governmental regulation

(a)                                 The Borrower has not taken any action that would cause the transactions contemplated by the Finance Documents to violate or result in a violation of Regulations T, U or X of the Board.

(b)                                 The Borrower is not a United States person nor a foreign person controlled by a United States person, each within the meaning of Regulation X of the Board.

(c)                                  The Borrower is not subject to regulation (i) as a “public utility” under the United States Federal Power Act or (ii) under any other United States or state statute or regulation prohibiting its ability to incur indebtedness incurred hereunder or all or any portion of the obligations under the Security Documents.

(d)                                 The Borrower is not in violation in any respect of any United States law or regulation relating to foreign assistance, corrupt practices, terrorism or money laundering, including the United States Executive Order No. 13224 on Terrorist Financing and the USA Patriot Act.

(e)                                  The Borrower is not, and is not controlled by any person that is, an “investment company”, as defined in the Investment Company Act of 1940, that is required to register under such Act.

16.30                 FCPA

Neither the Borrower nor, to the best of its knowledge and belief having made all reasonable enquiries, any Employee or other person associated with or acting on behalf of the Borrower, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA.

16.31                 Anti-money laundering

The operations of the Borrower are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in the jurisdictions in which the Borrower is incorporated and all jurisdictions in which the Borrower conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower with respect to Money Laundering Laws is pending and, to the best of its knowledge and belief, no such actions, suits or proceedings are threatened or contemplated.

16.32                 Holding Company Status

(a)                                 The Borrower has no trade or business other than holding the Shares or (subject to the provisions of this Agreement) other assets to be acquired with the proceeds of the Loan and does not engage in any trade or business other than that of an investment or holding company.

(b)                                 The Borrower does not have any Subsidiaries.

16.33                 Repetition

(a)                                 The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of the Utilisation Request and each day from and including the Utilisation Date to and including the date on which the Loan is fully repaid by the Borrower (including any accrued fees and interest).

(b)                                 In respect of Clause 16.12 (Non-public information) this representation is deemed to be made by the Borrower on the date of this Agreement, the Utilisation Date, the date of any Security Document and the date of any conversion of Collateral Ordinary Shares into ADRs and/or any disposal of Sale Collateral under the terms of this Agreement.

17.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

17.1                        Financial and other information

The Borrower shall supply or procure the supply to the Lender:

(a)                                 as soon as they are available, but in any event within 90 days after the end of each financial half year of the Borrower, copies of the management accounts of the Borrower in respect of such financial half year (including a profit and loss account and balance sheet);

(b)                                 at the time of issue, copies of all statements and circulars to the shareholders or to any class of creditors of the Borrower; and

(c)                                  promptly on request, such additional financial or other information relating to the Borrower and/or its Subsidiaries as the Lender may from time to time reasonably request.

17.2                        Form of financial statements

(a)                                 The Borrower must ensure that each set of its financial statements supplied under this Agreement (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the Borrower as at the date to which those financial statements were drawn up.

(b)                                 The Borrower must notify the Lender of any change to the manner in which its financial statements are prepared.

(c)                                  If requested by the Lender, the Borrower must supply to such party:

(i)                                     a full description of any change notified under paragraph (b) above; and

(ii)                                  sufficient information to enable the Lender to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent financial statements delivered to the Lender, as the case may be, under this Agreement.

(d)                                 Following any change to the manner in which the Borrower’s financial statements are prepared, if requested by the Lender, the Borrower must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Borrower and the Lender in the same position as they would have been in if the change had not happened.

(e)                                  If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Borrower must ensure that one of its directors certify those amendments; such certificate will be, in the absence of manifest error, binding on all the Parties.

17.3                        Books and records

The Borrower shall keep proper records and books of account in respect of its business and permit the Lender and/or any professional consultants appointed by the Lender at all reasonable times to inspect and examine the records and books of account of the Borrower.

17.4                        Information:  miscellaneous

Subject to any other provision of the Finance Documents which may oblige the Borrower not to supply any non-public, price sensitive or inside information with respect to the Issuer or the Shares to the Lender, the Borrower shall supply to the Lender:

(a)                                 all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)                                  promptly, such further information regarding the financial condition, business and operations of the Borrower, the Shares or the Charged Assets as the Lender may reasonably request; and

(d)                                 promptly, notice of any change in authorised signatories of the Borrower signed by a director or company secretary of the Borrower accompanied by specimen signatures of any new authorised signatories.

17.5                        Notification of default

(a)                                 The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                 Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or, if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.6                        Customer due diligence request

The Borrower shall promptly upon the request of the Lender supply, or procure the supply of, any documentation and other evidence as is reasonably requested by the Lender (for itself or, on behalf of any prospective new lender) in order for the Lender or any prospective new lender to carry out and be satisfied it has complied with all applicable customer due diligence requirements or other similar checks.

17.7                        Certification of public information

(a)                                 The Borrower shall not provide the Lender or its Affiliates with any non-public information with respect to the Issuer or the Shares.

(b)                                 Concurrently with (i) the delivery of any document or notice required to be delivered pursuant to the Finance Documents by or on behalf of the Borrower and/or (ii) any communication (whether written, electronic, oral or otherwise) by or on behalf of the Borrower, in connection with the Finance Documents or otherwise, to any employee, officer or associate of the Lender (any such delivery or communication, a “Communication”), in each case the Borrower shall be deemed to have represented that, to Borrower’s knowledge, based on due enquiry, such Communication does not contain any such non-public information with respect to the Issuer or the Shares.

(c)                                  If any Communication is required to be delivered pursuant to this Clause 17.7 (Certification of public information) or otherwise, such Communication shall not contain any such non-public information with respect to the Issuer or the Shares.

(d)                                 Any Communication in written form shall contain the following sentence at the beginning of such Communication:

“[Sender] hereby represents, warrants and agrees that, to [Sender]’s knowledge, based on due enquiry, the following Communication contains no non-public information with respect to the Issuer or the Shares (each as defined in the Margin Loan Facility Agreement dated [•] among [•], and each lender from time to time party thereto, to which this Communication relates).”

17.8                        USA Patriot Act

The Lender hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the USA Patriot Act.  The Borrower shall, promptly following a request by the Lender, provide all documentation and other information the Lender reasonably requests in order to comply with its obligations under the USA Patriot Act.

18.                               MARGINING AND SALE OF COLLATERAL SHARES

18.1                        Definitions

In this Agreement:

“Additional Collateral Shares” means, on any Business Day, a number of Shares equal to:

(a)                                 5,937,625 Shares; plus

(b)                                 distributions (if any) in the form of Shares which on or before such Business Day shall have been delivered to a Securities Account and become the subject of the Transaction Security pursuant to Clause 20 (Dividends); less

(c)                                  the Shares (if any) which on or before such Business Day shall have, in aggregate, been withdrawn from a Securities Account by the Borrower in accordance with Clause 18.3 (Margin release) or Clause 18.5 (Sale of Collateral Shares at the request of the Borrower).

“Collateral Deadline Date” means, in relation to a Collateral Trigger Date, the fifth Business Day after such Collateral Trigger Date, provided that if the Loan-to-Value Ratio exceeds 70 per cent. on either (i) such Collateral Trigger Date, (ii) the first Business Day after such Collateral Trigger Date or (iii) the second Business Day after such Collateral Trigger Date, the Collateral Deadline Date shall be the second Business Day following the date on which the Loan-to-Value Ratio first exceeded 70 per cent.

“Collateral Release Loan-to-Value Ratio” means the Maintenance Loan-to-Value Ratio minus three per cent.

“Collateral Trigger Date” has the meaning given in Clause 18.2 (Top-up obligations).

“Loan-to-Value Ratio” means, on any Scheduled Trading Day, the product (determined by the Calculation Agent) of the following formula, expressed as a percentage:

Where:

A	=	the aggregate amount of (i) the principal amount of the Loan outstanding and (ii) any Unpaid Sum as at that Scheduled Trading Day;

B	=	the amount of any Cash Collateral on that Scheduled Trading Day; and

C	=	the Collateral Share Value on that Scheduled Trading Day.

“Maintenance Loan-to-Value Ratio” means [***] per cent.

“Maximum Loan-to-Value Ratio” means [***] per cent.

“Required Sale Proceeds” means the amount equal to the product of the ADR Initial Price and the aggregate number of Collateral Shares sold pursuant to Clause 18.5 (Sale of Collateral Shares at the request of the Borrower).

“Share Exchange Number” on a day means a number of Collateral Shares determined in accordance with the following formula, rounded down to the nearest number:

Where:

A	=

the amount of cash transferred to the Cash Accounts (other than pursuant to Clause 18.2 (Top-up obligations)) on that day plus the amount of the Loan prepaid pursuant to Clause 18.6(a) (Exchange of Shares for cash) on that day;

B	=	the Initial Loan-to-Value Ratio (expressed as a percentage); and

C	=	the ADR Initial Price.

18.2                       Top-up obligations

(a)                                 If the Calculation Agent determines that the Loan-to-Value Ratio on any Valuation Date exceeds the Maximum Loan-to-Value Ratio (such Valuation Date, a “Collateral Trigger Date”), the Calculation Agent shall promptly notify the Lender and the Borrower of such fact, and the Lender may give a Demand Notice to the Borrower.

(b)                                 Upon a Demand Notice being given under paragraph (a) above, the Borrower shall, on or prior to the relevant Collateral Deadline Date:

(i)                                     at the Borrower’s discretion:

(A)                               deposit (or procure a Chargor to deposit) cash denominated in USD into a Cash Account as Cash Collateral pursuant to, in accordance with and subject to the Security constituted by the Share and Account Charge; and/or

(B)                               make a voluntary prepayment of the Loan in accordance with Clause 7.4 (Voluntary prepayment),

so as to ensure that the Loan-to-Value Ratio on the Collateral Deadline Date (or, if earlier, the date on which cash is deposited under paragraph (A) above and/or a voluntary prepayment of the Loan is made under paragraph (B) above) would not exceed the Maintenance Loan-to-Value Ratio; and

(ii)                                  provide to the Lender written evidence or notice in form and substance satisfactory to the Lender evidencing the deposit of the Cash Collateral and/or the voluntary prepayment, as applicable, pursuant to paragraph (i) above.

(c)                                  Following the Utilisation Date, the Borrower (or the Chargors on its behalf) may not deliver any further Collateral Shares.

18.3                        Margin release

(a)                                 On any Valuation Date, the Borrower may request the Calculation Agent to notify the Borrower of its determination as to whether on each of the immediately preceding consecutive 10 Valuation Dates (the last of which being that Valuation Date), the Loan-to-Value Ratio was equal to or less than the Collateral Release Loan-to-Value Ratio, and the Calculation Agent shall upon receiving such request from the Borrower promptly notify the Borrower of such fact (such date, a “Margin Release Notice Date”).

(b)                                 Upon a notice being given by the Calculation Agent to the Borrower under paragraph (a) above, the Borrower may, if it gives the Lender not less than two Business Days’ prior written notice on the Business Day following any Margin Release Notice Date, withdraw (on behalf of itself or any other Obligor) any number of Additional Collateral Shares from a Securities Account and/or an amount of Cash Collateral from a Cash Account, provided that:

(i)                                     the Loan-to-Value Ratio on the proposed withdrawal date (which shall be a Valuation Date) does not exceed the Maintenance Loan-to-Value Ratio, and, in calculating any Loan-to-Value Ratio, “B” in the formula set out in the definition of “Loan-to-Value Ratio” shall be deemed to be equal to the amount of the Cash Collateral as at the time immediately after the proposed withdrawal is made and “C” in the formula set out in the definition of “Loan-to-Value Ratio” shall be deemed to be equal to the Collateral Share Value as at the time immediately after the proposed withdrawal is made;

(ii)                                  such withdrawal does not result in the cash amount standing to the credit of the Cash Accounts being less than the amount equal to the Exchange Deposit Cash plus the Required Sale proceeds minus such amounts applied for voluntary prepayment pursuant to Clause 18.6(e) (Exchange of Shares for cash);

(iii)                               the Collateral Shares to be withdrawn shall consist of SPA Shares and, only if there are no SPA Shares subject to the Security created under the Share and Account Charge on that Business Day or after the date falling six months from the date of this Agreement, the other Initial Collateral Shares;

(iv)                              no Default or Mandatory Prepayment Event is continuing or would result from the proposed withdrawal;

(v)                                 no Blocked Distribution is included in the proposed withdrawal;

(vi)                              such withdrawal does not result in any violation of Regulation T, U or X of the Board.

18.4                        Cash Collateral

For the avoidance of doubt, no interest will be payable by the Lender to the Borrower on any credit balance from time to time on any Cash Account.

18.5                        Sale of Collateral Shares at the request of the Borrower

(a)                                 The terms of this Clause 18.5 are subject to the condition that no Restrictive Event has occurred and is continuing at any time at which, but for this paragraph (a), the Borrower would be entitled to exercise any right or the Lender would be required to perform any obligation under the terms of this Clause 18.5 (Sale of Collateral Shares at the request of the Borrower).

(b)                                 The Borrower may, on any Business Day which is both (i) a Scheduled Trading Day and which is not a Disrupted Day and (ii) a Business Day on which the ADR Closing Price is greater than the ADR Initial Price, such a day, a “Permitted Sale Request Day”, give notice to the Lender irrevocably requesting the sale of an amount of Collateral Shares (the “Sale Collateral”) and the disposal of such Sale Collateral on any subsequent Scheduled Trading Day (a “Collateral Sale Request”) on the terms set out in this Clause 18.5 (Sale of Collateral Shares at the request of the Borrower).  If the Lender receives a Collateral Sale Request before 4:00pm Hong Kong time on a Permitted Sale Request Day, it shall be deemed to be received by the Lender on such Permitted Sale Request Day.  If such Collateral Sale Request is received by the Lender after 4:00pm Hong Kong time on a Permitted Sale Request Day, it shall be deemed to be received by the Lender on the next following Permitted Sale Request Day.  The Collateral Sale Request shall include the following information:

(i)                                     the total number of Collateral Shares to be sold;

(ii)                                  in respect of each Chargor, the number of Collateral Ordinary Shares and Collateral ADRs which will comprise the Sale Collateral; and

(iii)                               the minimum price at which such Sale Collateral can be sold.

(c)                                  If a Collateral Sale Request provides that a number of Collateral Ordinary Shares will be included within the Sale Collateral specified in such Collateral Sale Request, the Lender shall permit the conversion of such Collateral Ordinary Shares into ADRs and the sale of such ADRs, on and subject to the terms of this Clause 18.5.

(d)                                 It shall be a condition of each conversion, sale, release or other action by the Lender (or its authorised agent) under the terms of this Clause 18.5 that at all times the Lender is satisfied that:

(i)                                     each relevant Chargor appoints the Lender (or an Affiliate of the Lender, a nominee of the Lender or a broker designated by the Lender)

as exclusive broker in respect of such sale on such terms as are specified by the Lender under any brokerage customer documentation;

(ii)                                  the number of Collateral Shares subject to the relevant Collateral Sale Request shall be at least equal to one million (and there shall be no more than one Collateral Sale Request outstanding at any one time);

(iii)                               such Collateral Ordinary Shares are Eligible Collateral;

(iv)                              the net proceeds of sale of any Sale Collateral shall be deposited in the relevant Cash Account(s) of the relevant Chargor(s) and become the subject of the Transaction Security (such net proceeds of sale together with any net proceeds of sale of any Sale Collateral previously deposited in a Cash Account pursuant to this Subclause, the “Sale Deposit Cash”);

(v)                                 any sale of the Sale Collateral shall be an arm’s length transaction and shall be in compliance with all applicable laws (including, without limitation, Rule 144 under the Securities Act);

(vi)                              the Lender (or any of its Affiliates) will not become subject to any reporting or disclosure obligations under any applicable laws (including under Section 13 or, if applicable, 16 of the Exchange Act);

(vii)                           the settlement of any sale of Sale Collateral shall be effected through DTC or in another manner acceptable to the Lender;

(viii)                        settlement of any sale of Sale Collateral shall take place on such basis as constitutes (to the Lender’s satisfaction) a delivery versus payment arrangement without credit or settlement risk;

(ix)                              any arrangement for the conversion of Ordinary Shares to ADRs shall be effected by the Lender (or by its agent(s)), and not by any Chargor or any other person; and

(x)                                 none of the Lender or any Affiliate or agent of the Lender shall be liable for any loss or damage suffered by any Chargor or any other person arising from any conversion, sale, release or other action by the Lender or Affiliate or agent of the Lender (or on its behalf) pursuant to this Clause 18.5, or for any failure to effect or take any such conversion, sale, release or other action unless such loss or damage shall be caused by the gross negligence or fraud of the Lender, its Affiliates or agent.

(e)                                  Following receipt by the Lender of a Collateral Sale Request, the Lender shall at such time(s) and on such date(s) as the Lender may determine to be appropriate in relation to the sale of the Sale Collateral, give:

(i)                                     notice to the Borrower that the Lender has received the relevant Collateral Sale Request; and

(ii)           notice to the Custodian with respect to the release or transfer of the relevant Collateral Shares from the relevant Securities Account(s) but only to the extent absolutely necessary to facilitate a sale of the relevant Collateral Shares under this Clause 18.5.

(f)            Each Collateral Sale Request shall be:

(i)            signed by authorised signatories of each relevant Chargor;

(ii)           irrevocable, provided that the Borrower, may by not less than two Business Days prior notice to the Lender revoke a Collateral Sale Request and on receipt of such notice of revocation the Lender shall use its reasonable efforts to (A) terminate any process whereby Collateral Ordinary Shares the subject of the relevant Collateral Sale Request were to be converted to ADRs and/or (B) terminate any process whereby the relevant Sale Collateral was to be sold.

(g)           Without prejudice to any other indemnity by the Borrower in this Agreement, the Borrower undertakes promptly on demand to indemnify the Lender, its Affiliates and its agents against any expense, cost, loss or liability it or they may incur or suffer arising out of or in connection with any matter referred to in this Clause 18.5.

(h)           For the purposes of this Clause 18.5, “net proceeds of sale” in respect of any Sale Collateral shall mean the total cash consideration received in respect of sale thereof less:

(i)            any fees, commission, costs and expenses properly incurred by the relevant Chargor (or on its behalf) in connection with that sale (including without limitation any conversion of Ordinary Shares into ADRs in connection with such sale); and

(ii)           any tax incurred and required to be paid by the relevant Chargor (or on its behalf) in connection with that sale.

18.6        Exchange of Shares for cash

(a)           On any Business Day, a Chargor may, with two Business Days’ prior written notice to the Lender (a “Share Exchange Notice”):

(i)            transfer (or procure a Chargor to transfer) cash denominated in USD into a Cash Account as Cash Collateral pursuant to, in accordance with and subject to the Security constituted by the Share and Account Charge (together with any cash previously transferred in a Cash Account pursuant to this Subclause, the “Exchange Deposit Cash”); and/or

(ii)           make a voluntary prepayment of the Loan in accordance with Clause 7.4 (Voluntary prepayment),

and request the Lender to release (on behalf of itself or any other Obligor) the relevant Share Exchange Number from the Security constituted by the Share and Account Charge, provided that, for the avoidance of doubt, a voluntary prepayment pursuant to paragraph (a)(ii) above can only be made after the date falling 365 days from the Utilisation Date.

(b)           The Share Exchange Notice must specify (i) the date on which the relevant deposit and/or prepayment will be made and (ii) the amount of cash to be deposited and/or the amount of Loan to be prepaid.

(c)           Following receipt by the Lender of the Share Exchange Notice and following the deposit of cash into the Cash Accounts and/or prepayment of the Loan in accordance with the Share Exchange Notice, the Lender shall notify the Custodian to release from the relevant Securities Account the number of Collateral Shares equal to the Share Exchange Number and/or (at the cost of the Borrower) take necessary actions to release the such number of Collateral Shares equal to the Share Exchange Number from the Security constituted by the Share and Account Charge, provided that if (i) the number of Collateral Shares on the relevant Business Day is less than the Share Exchange Number, the Lender shall only be required to release (or instruct the Custodian to release) such number of Collateral Shares and (ii) to the extent any SPA Shares are subject to the Security constituted by the Share and Account Charge, the Lender may release (or instruct the Custodian to release) the SPA Shares before any other Initial Collateral Shares are released.

(d)           The Lender shall not be required to release any Collateral Shares pursuant to paragraphs (a) and (c) above in respect of any voluntary prepayment of the Loan made by the Borrower if the Borrower makes such voluntary prepayment of the Loan (i) by applying the Sale Deposit Cash (as defined in Clause 18.5(d)(iv) above) standing to the credit of the Cash Accounts, (ii) in connection with Clause 18.2 (Top-up Obligations) or (iii) in connection with paragraph (e) below.

(e)           On any Business Day after the date falling 365 days from the Utilisation Date, a Chargor may apply the Exchange Deposit Cash to make a voluntary prepayment of the Loan in accordance with Clause 7.4 (Voluntary prepayment).

19.          GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1        Authorisations

(a)           The Borrower shall promptly:

(i)            obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)           supply certified copies to the Lender of,

any Authorisation required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

(b)           The Borrower shall immediately upon execution of the Share and Account Charge (and in any event within five Business Days of the date of the Share and Account Charge):

(i)            create and maintain a register of charges for the Borrower to the extent that this has not already been done in accordance with section 162 of the BVI Act;

(ii)           enter particulars as required by the BVI Act of the Security created pursuant to the Share and Account Charge in the register of charges and, immediately after entry of such particulars has been made, provide the Lender with a certified true copy of the updated register of charges; and

(iii)          effect registration, or assist the Lender in effecting registration, of the Share and Account Charge with the Registrar of Corporate Affairs pursuant to section 163 of the BVI Act by making the required filing, or assisting the Lender in making the required filing, in the approved form with the Registrar of Corporate Affairs and (if applicable) provide confirmation in writing to the Lender that such filing has been made and shall, immediately on receipt, deliver or procure to be delivered to the Lender the certificate of registration of charge issued by the Registrar of Corporate Affairs evidencing that the requirements of Part VIII of the BVI Act as to registration have been complied with and the filed, stamped copy of the application concerning the relevant particulars of charge.

19.2        Compliance with laws and corporate existence

(a)           The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents or the ability of the Lender to transfer any Collateral Shares or enforce any Security therein. The Borrower shall also comply and procure compliance with all relevant reporting, notification and disclosure obligations required in connection with the transactions contemplated by the Finance Documents by any applicable laws, rules, regulations and/or as requested by the Lender in relation to the transactions.

(b)           The Borrower shall maintain its corporate existence and conduct its business in a proper and efficient manner and in compliance with all laws, regulations, Authorisations, agreements and obligations applicable to or binding on it or any of its assets.

19.3        Sanctions

The Borrower shall not and shall ensure that no member of the Group will:

(a)           participate in or facilitate a transaction or business in a Designated Jurisdiction or involving any Sanctioned Person who is the subject of Sanctions; or

(b)           lend, contribute or otherwise make available the Loan or the proceeds of the Loan, directly or indirectly, to any Sanctioned Person, to fund any activities of or business with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of Sanctions, or in any other manner that would result in a violation by any Sanctioned Person of Sanctions.

19.4        Negative pledge

(a)           Except as permitted under paragraph (c) below, the Borrower shall not create or permit to subsist any Security over any of its assets (other than the Shares which are not Collateral Shares).

(b)           Except as permitted under paragraph (c) below, the Borrower shall not:

(i)            sell, transfer or otherwise dispose of any of its assets (other than the Shares which are not Collateral Shares) on terms whereby they are or may be leased to or re-acquired by the Borrower;

(ii)           sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)          enter into or permit to subsist any title retention arrangement (other than in respect of Shares which are not Collateral Shares);

(iv)          enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(v)           enter into or permit to subsist any other preferential arrangement having a similar effect (other than in respect of Shares which are not Collateral Shares),

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset (any such arrangement or transaction referred to in subparagraphs (i) to (v) above being “Quasi-Security”).

(c)           Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security which is Permitted Security.

19.5        Pari passu

The Borrower shall ensure that its obligations under the Finance Documents rank at all times at least pari passu in right of priority and payment with the claims of all of the unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.6        Purpose

The Borrower shall ensure that the Utilisation of the Facility will comply with the purposes set out in Clause 3.1 (Purpose).

19.7        Breach of Finance Document

The Borrower shall not without the consent of the Lender enter into, or permit to subsist, any agreements with any Party that would result in a breach of any Finance Document.

19.8        Ownership

(a)           The Borrower shall procure that there is no change of control (direct or indirect) of a Chargor.

(b)           The Borrower shall procure that the direct or indirect beneficial ownership of the Guarantor in the Borrower and On Chance is equal to or not less than the relevant Required Ownership Percentage.

(c)           The Borrower shall procure that the direct or indirect beneficial ownership of On Chance in Jun Heng is more than the relevant Required Ownership Percentage.

19.9        Amendments to constitution

The Borrower shall procure that any amendment or supplement made to the memorandum or articles of association or other constitutional documents of the Borrower will be in compliance with the laws of the British Virgin Islands and will only be made with the prior written consent of the Lender.

19.10      Payment obligation

The Borrower shall punctually pay all sums due from it and otherwise comply with its respective obligations under the Finance Documents.

19.11      Shareholders’ loans to Shareholders

The Borrower shall not, and shall procure its Subsidiaries shall not, make any loan to their Holding Companies at any time that a Restrictive Event has occurred and is continuing.

19.12      Merger

The Borrower shall not enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than with the prior written consent of the Lender.

19.13      Reduction of capital

(a)           If a Restrictive Event has occurred and is continuing, the Borrower shall not, without the prior written consent of the Lender:

(i)            declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)           repay or distribute any dividend or share premium reserve;

(iii)          pay or allow the Borrower or any of its Subsidiaries to pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower and/or any of its Subsidiaries; or

(a)           The Borrower shall not redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

19.14      Subsidiaries

The Borrower shall not establish or acquire any Subsidiary or invest in any other entity or provide financing to any person.

19.15      Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower (or with any of its Subsidiaries taken as a whole) from that carried on at the date of this Agreement.

19.16     Disposals

(a)           Except with the prior consent of the Lender, the Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any Charged Assets, except for any disposal pursuant to Clause 18.5 (Sale of Collateral at the request of the Borrower);

(b)           If a Restrictive Event has occurred and is continuing, the Borrower shall not, without the prior written consent of the Lender, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any Shares or any other assets.

(c)           The Borrower covenants and agrees that, following the occurrence of an Event of Default, the Borrower will not sell, and will procure its Affiliates (including, but not limited to, the other Chargors) not to sell, any Shares the sale of which would be aggregated with any sales which will or may be made by the Lender or its purchasers or other transferees in the 3 month period following any such sale by the Borrower or its Affiliates pursuant to Rule 144(e)(3)(ii) under the Securities Act.

19.17      Loans and Guarantees

If a Restrictive Event has occurred and is continuing, the Borrower shall not, without the prior written consent of the Lender:

(a)           make any loan or provide any form of credit or financial accommodation to, or be a creditor of any Financial Indebtedness owing by, any other person; or

(b)           give or issue, or allow to be subsisting, any guarantee, indemnity or bond to or for the benefit of any person or voluntarily assume any liability (whether actual or contingent) of any other person, except for any Financial Indebtedness incurred or guarantee, indemnity or Security or Quasi-Security given, in each case, to a Finance Party under the Finance Documents.

19.18      Financial Indebtedness

Except with the prior written consent of the Lender, the Borrower shall not incur or allow to remain outstanding any Financial Indebtedness other than any Permitted Financial Indebtedness.

19.19      Other obligations

Except with the prior written consent of the Lender, the Borrower shall not enter into any agreement or obligation which could reasonably be expected to have a Material Adverse Effect.

19.20      Acquisition and investments

The Borrower shall not:

(a)           invest in or acquire any share in, or any security issued by, any person, or any interest therein or in the capital of any person (other than the Shares), or make any capital contribution to any person or from any person (or agree to do any of the foregoing); or

(b)           invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division of an operating unit of the business of any person (or agree to do any of the foregoing.

19.21      Stock Exchange Announcement

The Borrower agrees that, on the request of the Lender, it will take all commercially reasonable steps to procure that the Issuer will publish an announcement on the Exchange in respect of any non-public price sensitive information received by the Lender about the Issuer, a shareholder or officer of the Issuer or the ADRs or their derivatives that:

(a)           is not generally available but, if the information were generally available, a reasonable person would expect it to have a material effect on the price or value of the ADRs, and such public announcement is required under federal securities laws of the United States and rules of the Exchange; and

(b)           arises following (i) the occurrence of an Event of Default under this Agreement and/or (ii) the Cash Collateral and/or Collateral Shares becoming enforceable by the Lender under the terms of the Security Documents, provided that failure to do so will not affect any other rights of the Lender under the Finance Documents.

19.22      Disclosure

(a)           The Borrower shall comply, and shall procure that each other Chargor complies, in all respects with all reporting and disclosure obligations and requirements under Sections 13 and, if applicable, 16 of the Exchange Act, in each case, arising at any time out of any event or condition referred to under paragraphs (a)(i) or (a)(ii) of Clause 16.13 (Disclosure requirements).

(b)           The Borrower shall comply, and shall procure that each other Chargor complies, in all respects with all reporting and disclosure obligations and requirements (without duplication of any such reporting and disclosure obligations and requirements under the immediately preceding paragraph (a)) under:

(i)            Sections 13 and, if applicable, 16 of the Exchange Act; and

(ii)           all other applicable laws (including, without limitation, applicable securities laws) and regulations of any jurisdiction, in each case in connection with the purchase and/or the ownership of the Shares, the Finance Documents and the transactions contemplated thereunder.

(c)           The Borrower agrees to make, and to procure that each other Chargor makes, any filings with the SEC on Schedule 13D in connection with the Finance Documents and the transactions contemplated thereunder in the form previously provided to the Lender at least three Business Day in advance with an opportunity to comment thereon (provided that the Lender shall provide such comments (if any) within two Business Day immediately following its receipt of such draft filing from the Borrower for review).

19.23      Cash Account and Securities Account

(a)           The Borrower shall (and ensure that the other Chargors) maintain its Cash Account and Securities Account with the Custodian in London.

(b)           Except as provided in paragraph (c) below, the Borrower shall not make any withdrawal of Collateral Shares or cash from its Cash Account and Securities Account.

(c)           Paragraph (b) above does not apply to any withdrawal of Collateral Shares and/or cash under the terms of Clause 18.3(b) (Margin release) and Clause 18.5 (Sale of Collateral Shares at the request of the Borrower).

(d)           The Borrower shall take all steps to ensure that all Distributions paid or payable in relation to the Collateral Shares shall, if and to the extent where the Borrower may make an election in respect thereof, be paid in cash.

(e)           In no circumstances shall the Cash Account have a credit balance which is less than zero.

19.24      Holding Company

Notwithstanding any other provision of this Agreement, the Borrower shall not trade, carry on any business, own any asset (other than the assets to be acquired with the proceeds of the Loan (subject to the provisions of this  Agreement) and the Shares) or incur any liability other than Financial Indebtedness permitted under paragraph (c) of the definition “Permitted Financial Indebtedness” or incidental to its ownership of Shares and its corporate existence and/or pursuant to the execution and performance of the Finance Documents.

19.25     Arm’s length transactions

The Borrower shall not enter into any contract or arrangement with Issuer or for the benefit of any other person (including any disposal to that person) other than in the ordinary course of business, for full market value and on arm’s length terms.

19.26      Condition subsequent documents

(a)           By the date falling 7 days from the date of this Agreement, the Borrower shall deliver to the Lender four original copies of transfers and stock transfer forms duly executed by it in blank in relation to the Collateral Shares.

(b)           By the date falling 7 days from the date of this Agreement, the Borrower shall ensure that each other Chargor delivers to the Lender four original copies of transfers and stock transfer forms duly executed by that Chargor in blank in relation to the Collateral Shares.

19.27      Further assurances

(a)           The Borrower shall promptly do all such acts or execute all such documents as the Lender may reasonably specify (and in such form as the Lender may reasonably require):

(i)            to perfect the Transaction Security (which may include the execution of a mortgage, charge, a security assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security Documents pursuant to this Agreement) or for the proper exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law (including issuances of notices or instructions);

(ii)           to confer on the Lender Security over any property and assets of the Borrower located in any jurisdiction equivalent or similar to the Transaction Security; and/or

(iii)          after the Transaction Security has become enforceable in accordance with the terms of the Security Documents, to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

(b)           The Borrower shall take all such commercially reasonable action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Transaction Security and otherwise as required thereby.

20.          DIVIDENDS

All Distributions will be immediately paid or delivered to the Cash Account or the Securities Account (as the case may be) of the Chargor in respect of whose Collateral Shares the relevant Distributions have been paid and delivered and such Distributions shall become the subject of the Transaction Security.

21.          EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 21 is an Event of Default (save for Clause 21.25 (Acceleration)).

21.1        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless payment is made within three Business Days of its due date.

21.2        Failure to cure a Collateral Trigger

The Borrower does not comply with paragraph (b) of Clause 18.2 (Top-up obligations).

21.3        Breach of undertaking

(a)           The Borrower does not comply with any of the provisions contained in Clause 17 (Information Undertakings) and Clause 19 (General Undertakings).

(b)           No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within five Business Days of the Lender giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

21.4        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.5                        Other obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clauses 21.1 (Non-payment) to 21.4 (Misrepresentation)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within five Business Days of the earlier of (i) the Lender giving notice to the relevant Obligor and (ii) an Obligor becoming aware of the failure to comply.

21.6                        Litigation

Any inquiry, investigation, subpoena (or similar order) or litigation is commenced against an Obligor which the Lender determines is reasonably likely to have a Material Adverse Effect.

21.7                        Insolvency

(a)                                 An Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (other than the Lender) with a view to rescheduling any of its indebtedness.

(b)                                 The value of the assets of an Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                  A moratorium is declared in respect of any indebtedness of an Obligor.

21.8                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor;

(b)                                 a composition, compromise, assignment or arrangement with any creditor of an Obligor;

(c)                                  the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, provisional supervisor or other similar officer in respect of an Obligor or any of its assets; or

(d)                                 enforcement of any Security over any assets of an Obligor,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 21.8 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

21.9                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor having an aggregate value of more than USD1,000,000 and such process is not discharged within 30 Business Days of commencement.

21.10                 Unlawfulness

(a)                                 It is or becomes unlawful for an Obligor to perform any of its payment or other material obligations under the Finance Documents.

(b)                                 Any Finance Document is alleged by an Obligor to be ineffective, invalid or impaired in accordance with its terms for any reason.

21.11                 Repudiation

An Obligor repudiates a Finance Document, purports to repudiate a Finance Document or evidences an intention to repudiate a Finance Document.

21.12                 Cross Default

(a)                                 Any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period; or

(b)                                 any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described and after the expiry of any originally applicable grace period); or

(c)                                  any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described and after the expiry of any originally applicable grace period); or

(d)                                 any creditor of the Borrower becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 21.12 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD1,000,000 (or its equivalent in any other currency).

21.13                 Material adverse change

A Material Adverse Effect exists or has occurred.

21.14                 Business of the Issuer

There is a cessation of or material change to the nature or scope of the business and operations of the Issuer as carried on by the Issuer as at the date of this Agreement.

21.15                 Board meeting of the Issuer

The Borrower fails to deliver to the Lender a signed copy of the board of directors of the Issuer (substantially in the form set out in Schedule 9 (Form of Board Minutes)) confirming, ratifying and approving the entry into, and performance of, the Issuer Registration Undertaking Letter by the earlier of (i) the date falling three months from the date of this Agreement and (ii) the date on which the meeting of the board of directors of the Issuer is first held following the date of this Agreement.

21.16                 Security

Any Security Document is not in full force and effect or does not create in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

21.17                 Authorisations

Any Authorisation required by the Borrower is not granted or ceases to be in full force and effect or is modified, in each case, in a manner which, in the opinion of the Lender, might have a Material Adverse Effect, or if any law, regulation, judgment or order (or the repeal or modification of any of the foregoing) suspends, varies, terminates or excuses performance by the Borrower of any of its obligations under any Finance Document to which it is a party or purports to do any of the same.

21.18                 Cessation of business; expropriation

The Borrower ceases or threatens to cease to carry on its business or any substantial part thereof or changes or threatens to change the nature or scope of its business or the Borrower disposes of or threatens to dispose of or any governmental or other authority expropriates or threatens to expropriate all or any substantial part of its business or assets.

21.19                 Judgment

Any final judgment or any final order has been made or given by a court of competent jurisdiction against an Obligor for an amount in excess of USD1,000,000 (or its equivalent in any other currency).

21.20                 Imposition of capital or exchange control

The imposition of any capital or exchange control by any governmental or regulatory authority in the domicile of the Borrower or the Issuer or countries where the majority of the assets of the Borrower or the Issuer are located (except for any capital or exchange controls existing under the laws of the PRC as at the date of this Agreement).

21.21                 Debt Purchase Transaction

An Obligor or any Affiliate of the Borrower enters into any Debt Purchase Transaction.

21.22                 Breach of obligations to the Lender or its Affiliates

(a)                                 An Obligor, or any of the Borrower’s Subsidiaries, fails to perform any obligation (whether a payment obligation or otherwise) owed to the Lender, or any of its Affiliates.

(b)                                 An Obligor, or any of the Borrower’s Subsidiaries, disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of any obligation (whether a payment obligation or otherwise) owed to the Lender, or any of its Affiliates.

21.23                 Criminal practices

(a)                                 Any criminal prosecution is formally instituted, or any criminal proceeding in any court is commenced, against an Obligor or any of its directors or chief executive officer and chief operating officer (the “Senior Management”).

(b)                                 An Obligor or any of its directors or Senior Management has committed or is convicted of any criminal offence.

(c)                                  An Obligor or any director, officer, agent, employee or any other person acting for it or on its behalf (in the case of any such agent or other person, in the course of its acting for or on behalf of the Company) violates the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery and anti-corruption laws.

(d)                                 An Obligor, any of its Employees or any other person acting for it or on its behalf (a “Relevant Person”) (in the case of any such other person, in the course of its acting for or on behalf of an Obligor) offers, pays, promises to pay, or authorises the payment of any money, or the giving of anything of value to any government official or to any person under circumstances where an Obligor or Relevant Person knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any government official, for the purpose of:

(i)

(A)                               influencing any act or decision of such government official in his official capacity;

(B)                               inducing such government official to do or omit to do any act in violation of his lawful duty;

(C)                               securing any improper advantage;

(D)                               inducing such government official to influence or affect any act or decision of any government authority, or

(ii)                                  in order to assist an Obligor in obtaining or retaining business for or with, such government official or directing business to an Obligor.

(e)                                  A director or Senior Management of an Obligor is indicted with respect of any governmental agency, authority or body, or criminally charged with an offence by any governmental agency, authority or body for an act which, under the applicable laws, are punishable by deprivation of liberty for a maximum term of not less than one year and such offence is for a fraudulent act, a violation of securities or banking laws or for a wilful act related to such persons’ involvement with an Obligor or the business of an Obligor.

21.24                 SPA Shares

The SPA Shares have not been registered in the name of the Borrower or an annotation to the register of members of the Issuer has not been made in accordance with the Share and Account Charge to reflect that the SPA Shares are subject to the Transaction Security, in each case by 5:00pm, Hong Kong time on the Business Day following the Utilisation Date.

21.25                 Acceleration

On and at any time after the occurrence of an Event of Default the Lender may by notice to the Borrower:

(a)                                 cancel the Commitment whereupon it shall immediately be cancelled;

(b)                                 declare that all or part of the Loan, together with accrued interest, an amount equal to the Three Month Interest Amount and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

SECTION 8

CHANGES TO PARTIES

22.                               CHANGES TO THE LENDER

22.1                        Assignments and transfers by the Lender

Subject to this Clause 22, the Lender (the “Existing Lender”) may without the Borrower’s consent:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

under the Finance Documents to (i) any bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, (ii) any Affiliate of the Lender or (iii) following an Event of Default, any person (each a “New Lender”).

Any assignment or transfer by novation by the Existing Lender to any person other than those persons listed under subparagraphs (i) to (iii) above shall be subject to the prior consent of the Borrower.

22.2                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                               the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the Calculation Agent that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22.2; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by each Obligor of its obligations under the Finance Documents or otherwise.

22.3                        Procedure for transfer

(a)                                 Subject to the conditions set out in Clause 22.2 (Limitation of responsibility of Existing Lenders), a transfer is effected when a duly completed Transfer Certificate is delivered to the Borrower.

(b)                                 On a Transfer Date:

(i)                                     each of the Borrower and the Existing Lender shall be released from further obligations towards one another under this Agreement and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                  each of the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)                               the Calculation Agent and the New Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been the Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Calculation Agent and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)                              the New Lender shall become a Party as a “Lender”.

22.4                        Security over Lender’s rights

In addition to the other rights provided to the Lender under this Clause 22, the Lender may without consulting with or obtaining consent from the Borrower, at any time, charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                     release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents.

23.                               CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 9

THE FINANCE PARTIES

24.                               CONDUCT OF BUSINESS BY THE LENDER

No provision of this Agreement will:

(a)                                 interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.                               ROLE OF CALCULATION AGENT

25.1                        Appointment of the Calculation Agent

(a)                                 The Lender appoints the Calculation Agent to act as calculation agent under and in connection with the Finance Documents.

(b)                                 The Lender confirms its approval of each Security Document.

(c)                                  The Lender authorises the Calculation Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(d)                                 Except where otherwise specified, in exercising any of its rights, powers, duties, authorities and discretions under the Finance Documents, including the making of any determination or the giving of any notices, the Calculation Agent shall act, at all times, in good faith and in a commercially reasonable manner.

25.2                        No fiduciary duties

Nothing in this Agreement constitutes the Calculation Agent (except as expressly provided in any Finance Document) as a trustee, fiduciary or adviser of any other person.

25.3                        Business with the Group

The Calculation Agent may enter into or be interested in any contract or transaction and may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group or its Affiliates.

25.4                        Rights and discretions of the Calculation Agent

(a)                                 The Calculation Agent may rely on:

(i)                                     any representation, notice, certificate or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                  any statement or declaration made by a director, manager, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 The Calculation Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts. The Calculation Agent shall not be liable for acting in good faith on any such advice and/or information.

(c)                                  The Calculation Agent may act in relation to the Finance Documents through its personnel and agents and whenever considered expedient by the Calculation Agent it may delegate to any person on any terms (including the power to sub-delegate) all or any of its functions under any of the Finance Documents.

(d)                                 The Calculation Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(e)                                  Notwithstanding any other provision of any Finance Document to the contrary, the Calculation Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.5                        Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (b) below, the Calculation Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence, fraud or wilful misconduct.  In no event shall the Lender or the Calculation Agent be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

(b)                                 No Party other than the Calculation Agent may take any proceedings against any officer, employee or agent of the Calculation Agent in respect of any claim it might have against the Calculation Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Calculation Agent may rely on this Clause 25.5.

(c)                                  Nothing in this Agreement shall oblige the Calculation Agent to carry out any “know your customer” or other checks in relation to any person on behalf of the Lender and the Lender confirms to the Calculation Agent that it is solely responsible for any such checks that it is required to carry out and that it may not rely on any statement in relation to such checks made by the Calculation Agent.

25.6                        Resignation of the Calculation Agent

(a)                                 The Calculation Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lender and the Borrower.

(b)                                 Alternatively the Calculation Agent may resign by giving five days notice to the Lender and the Borrower, in which case the Lender (after consultation with the Borrower) may appoint a successor Calculation Agent.

(c)                                  If the Lender has not appointed a successor Calculation Agent in accordance with paragraph (b) above within five days after notice of resignation was given, the retiring Calculation Agent (after consultation with the Borrower) may appoint a successor Calculation Agent.

(d)                                 If the Calculation Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as calculation agent and the Calculation Agent is entitled to appoint a successor Calculation Agent under paragraph (c) above, the Calculation Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Calculation Agent to become a party to this Agreement as Calculation Agent) agree with the proposed successor Calculation Agent amendments to this Clause 25 (Role of Calculation Agent) consistent with the current market practice for the appointment and protection of similar agents and those amendments will bind the Parties.

(e)                                  The Calculation Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                   Upon the appointment of a successor, the retiring Calculation Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (Role of Calculation Agent). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.7                        Replacement of the Calculation Agent

(a)                                 The Lender may, by giving three days’ notice to the Calculation Agent, replace the Calculation Agent by appointing a successor Calculation Agent.

(b)                                 If a Lender transfer its rights and obligations under the Finance Documents to a New Lender in accordance with Clause 22 (Changes to the Lender), then the New Lender shall, without prejudice to the terms of paragraph (a) above, automatically be appointed by the New Lender as, and becomes, the Calculation Agent effective on the date of such transfer.

(c)                                  The appointment of the successor Calculation Agent under paragraph (a) above shall take effect on the date specified in the notice from the Lender to the retiring Calculation Agent. As from this date or from the effective date specified in paragraph (b) above, as the case may be, the retiring Calculation Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (Role of Calculation Agent) (and any agency fees for the account of the retiring Calculation Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                 Any successor Calculation Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

SECTION 10

ADMINISTRATION

26.                               PAYMENT MECHANICS

26.1                        Payments to the Lender

(a)                                 On each date on which the Borrower is required to make a payment under a Finance Document, the Borrower shall make the same available to the Lender for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in London with such bank as the Lender may notify to the Borrower by not less than five Business Days’ notice.

26.2                        Payments by the Lender

(a)                                 On each date on which the Lender is required to make a payment under a Finance Document, the Lender shall make the same available to the Borrower for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in London with such bank as the Borrower may notify to the Lender in the relevant Utilisation Request.

26.3                       Distributions to the Borrower

The Lender may (with the Borrower’s consent or in accordance with Clause 27 (Set-off)) apply any amount payable by it to the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4                        Partial payments

(a)                                 If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in subparagraph (i) above) or commission due but unpaid under this Agreement;

(iii)                               thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Lender may vary the order set out in subparagraphs (a)(i) to (a)(iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

26.5                        No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.6                        Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.7                        Currency of account

(a)                                 Subject to paragraphs (b) to (e) below, United States Dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)                                 A repayment of the Loan or Unpaid Sum or a part of the Loan or Unpaid Sum shall be made in the currency in which the Loan or Unpaid Sum is denominated on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than United States Dollars shall be paid in that other currency.

27.                               SET-OFF

The Lender may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.                               NOTICES

28.1                        Communications in writing

(a)                                 Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)                                     in person, by post or fax; or

(ii)                                  by e-mail or other electronic communication.

(b)                                 For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)                                  Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

28.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case of the Borrower:

Address: 17/F, East Tower, No. 333 North Chengdu Road, Shanghai 200041, China

Fax No.: +8621 6133 0734

Phone: +8621 6133 0700

Attention: Li-Lan Cheng

Email: chenglilan@ehousechina.com

(b)                                 in the case of the Lender and the Calculation Agent:

Address: P.O. Box 2208, Road Town, Tortola, British Virgin Islands.

With a copy to:  15/F, AIA Central, Central, Hong Kong

Fax No.: +852 2918 0881

Attention: Herman Fong / Jon Lewis / Peter Law

Email: hfong@pagasia.com / jlewis@pagasia.com / plaw@pagasia.com or any substitute address, fax number or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

28.3                        Delivery

(a)                                 Any communication or document made or delivered by the Lender to another Party under or in connection with the Finance Documents will only be effective:

(i)                                     if delivered in person, at the time of delivery;

(ii)                                  if by way of fax, when sent in legible form;

(iii)                               if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iv)                              if by e-mail or any other electronic communication, when sent in legible form,

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender’s signature below (or any substitute department or officer as the Lender shall specify for this purpose).

28.4                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.                               CALCULATIONS AND CERTIFICATES

29.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

29.2                       Certification and determinations

Any certification or determination by the Lender or the Calculation Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

30.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

32.                               AMENDMENTS AND WAIVERS

32.1                        Consent for amendment

Subject to Clause 32.2 (Adjustment following Adjustment Event), no term of any of the Finance Documents may be amended or waived without the prior consent of the Lender and the Borrower and any such amendment or waiver will be binding on all Parties.

32.2                        Adjustment following Adjustment Event

Following the occurrence of any Adjustment Event, the Lender may (after consultation with the Borrower for no more than one Business Day after the occurrence of the relevant Adjustment Event) by written notice to the Borrower make such adjustment to the terms relating to the Collateral Shares, the Maximum Loan-to-Value Ratio, the Maintenance Loan-to-Value Ratio, the Collateral Release Loan-to-Value Ratio, the Initial Loan-to-Value Ratio and/or any other terms and provisions of this Agreement (including, without limitation, to those relating to the calculation, provision and return of Collateral Shares and/or Cash Collateral) as it deems appropriate (acting in a commercially reasonable manner) to take into account the effect of such Adjustment Event.

33.                               CONFIDENTIALITY

33.1                        Confidential Information

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 33.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information, provided that following the occurrence of an Event of Default, the Lender shall no longer be bound by the confidentiality obligations set out under this Clause 33.1 or any similar or equivalent confidentiality obligations whether express or implied and whether arising by operation of law or otherwise.

33.2                        Disclosure of Confidential Information

The Lender may disclose:

(a)                                 to any of its Affiliates, head office and any other branch and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)                               appointed by the Lender or by a person to whom subparagraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in subparagraph (b)(i) or (ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom or for whose benefit the Lender or the Potential Trnasferee charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 22.4 (Security over Lender’s rights);

(vii)                           to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)                        who is a Party; or

(ix)                              with the consent of the Borrower;

(c)                                  to any person appointed by the Lender or by a person to whom subparagraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c); and

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower.

33.3                        Entire agreement

This Clause 33 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

33.4                        Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Lender undertakes not to use any Confidential Information for any unlawful purpose.

33.5                        Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to subparagraph (b)(v) of Clause 33.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 33 (Confidentiality).

33.6                        Continuing obligations

The obligations in this Clause 33 (Confidentiality) are continuing and, in particular, shall survive and remain binding on the Lender for a period of twelve months from the earlier of:

(a)                                 the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which the Lender otherwise ceases to be the Lender.

34.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

35.                               GOVERNING LAW

This Agreement (other than Clause 36 (Arbitration)) and any non-contractual obligations arising out of or in connection with this Agreement (other than Clause 36 (Arbitration)) are governed by, and shall be construed in accordance with, English law.

36.                               ARBITRATION

36.1                        Arbitration

Any dispute, controversy or claim arising in any way out of or in connection with this Agreement, or the breach, termination or invalidity thereof (whether contractual, pre-contractual or non-contractual), shall be settled by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force as at the date any Notice of Arbitration is submitted (“Rules”), which Rules are deemed to be incorporated by reference into this clause and as may be amended by the rest of this clause.  The seat of the arbitration shall be Hong Kong SAR.

36.2                        Appointment of arbitrators

The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the Rules.

36.3                        Arbitration proceedings and award

The language to be used in the arbitral proceedings shall be English and any arbitral award shall be given in English.  Nothing in this Clause 36.3 shall be construed as preventing any Party from seeking conservatory or interim relief from any court of competent jurisdiction.  Any award shall be final and binding upon the Parties from the day it is made.  The Parties undertake to carry out each and every arbitral award without delay.

36.4                        Consolidation of actions

Section 2 of Schedule 2 to the Hong Kong Arbitration Ordinance (Cap. 609) (the “Ordinance”) shall apply.  Without limiting the generality of that section, the Parties acknowledge that it is their desire, where there are two or more disputes or arbitration proceedings arising from this Agreement, and where:

(a)                                 some common question of law or fact arises;

(b)                                 the rights to relief claimed therein are in respect of or arise out of the same transaction or series of transactions; or

(c)                                  it is otherwise desirable to make an order under Section 2 of Schedule 2 of the Ordinance,

to have those arbitration proceedings consolidated and resolved by a single multi-party arbitration.

36.5                        Governing law of arbitration clause

This Clause 36 shall be governed by, and shall be construed in accordance with, Hong Kong law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT

1.                                      The Chargors

In respect of each of the Chargors:

(a)                                 A copy of the constitutional documents of that Chargor, including its certificate of incorporation (and certificate of incorporation on change of name, if any), memorandum and articles of association, register of directors and register of members.

(b)                                 A copy of the register of charges of that Chargor (if any).

(c)                                  A copy of a resolution of the board of directors of that Chargor:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)                                 A copy of the minutes of a special meeting of members of that Chargor approving the entry into the Share and Account Charge by the relevant Chargor.

(e)                                  A specimen of the signature of each person (with the title of such person) authorised by the resolution referred to in paragraph (c) above.

(f)                                   A certificate of that Chargor (signed by a director) confirming that the borrowing or securing in respect of the Commitment would not cause any borrowing, security or similar limit binding on such Chargor to be exceeded.

(g)                                  A copy of a certificate of good standing in respect of that Chargor issued by the Registrar of Corporate Affairs in the British Virgin Islands.

(h)                                 A copy of a certificate of incumbency in respect of that Chargor issued by the registered agent in the British Virgin Islands.

2.                                      The Guarantor

(a)                                 A copy of the Hong Kong identity card of the Guarantor.

(b)                                 A copy of a warning notice (in agreed form) issued by the Lender to the Guarantor and duly acknowledged by the Guarantor.

(c)                                  A certificate signed by the Guarantor certifying that each copy document specified in paragraphs (a) and (b) above and/or any document or evidence delivered hereunder in copy form in relation to him is correct, complete and in full force and effect on a date no earlier than the date of this Agreement.

3.                                      The Issuer

(a)                                 A certified copy of the constitutional documents of the Issuer, including its certificate of incorporation (and certificate of incorporation on change of name, if any), memorandum and articles of association, register of directors and register of members.

(b)                                 A copy of the minutes of a meeting of the board of directors of the Issuer:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents;

(ii)                                  authorising any of its directors or officers to execute the Finance Documents to which it is a party on its behalf;

(iii)                               instructing Maples Fund Services (Cayman) Limited as registrar of the Issuer holding the original register of members of the Issuer to make notations in the register of members of the Issuer to note the security interests created pursuant to the Share and Account Charge, to provide certified copies of such annotated register of members and to comply with and acknowledge the letter of instructions delivered to it by the Issuer pursuant to the terms of the Share and Account Charge;

(iv)                              approving the registration (without delay) of all transfers of Collateral Ordinary Shares in its register of members pursuant to an enforcement of the terms of the Share and Account Charge; and

(v)                                 resolving that no share certificates be issued to any Chargor in respect of the Ordinary Shares held by the Chargors as long as the Share and Account Charge remains in place unless share certificates are issued to all holders of Ordinary Shares.

(c)                                  A copy of the minutes of a meeting of the board of directors of the Issuer dated 28 February 2013, approving the transactions contemplated under this Agreement generally.

(d)                                 A copy of a certificate of good standing in respect of the Issuer issued by the Registrar of Companies in the Cayman Islands.

(e)                                  A copy of a certificate of incumbency in respect of the Issuer issued by Maples and Calder in the Cayman Islands.

(f)                                   A certificate signed by a director of the Issuer who executed the Issuer Registration Undertaking Letter on behalf of the Issuer confirming that the entry into, and performance of, the Issuer Registration Undertaking Letter are necessary or desirable in order to carry out and perform the intent and purposes of the resolutions set out in the minutes of the meeting of the board of directors of the Issuer referred to in paragraph (b) above.

4.                                      Legal opinions

(a)                                 A legal opinion in relation to English law from Allen & Overy, legal advisers to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

(b)                                 Legal opinions in relation to British Virgin Islands law and Cayman Islands law from Walkers, legal advisers as to Cayman and British Virgin Islands law to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

5.                                      Security Documents

(a)                                 The Share and Account Charge duly executed by the Chargors.

(b)                                 A copy of all notices required to be sent under the Security Documents executed by the Chargors.

(c)                                  A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the Chargors in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Share and Account Charge.

(d)                                 Evidence of all steps required to perfect the Security Documents as advised to the Lender by its legal advisers in each Relevant Jurisdiction as set out in the Security Documents have been or will be completed, including, but not limited to a certified copy of the register of members of the Issuer evidencing that Initial Shares (including the SPA Shares) are registered in the name of the Chargor and that the notations required by the Share and Account Charge have been made.

(e)                                  Delivery of the undertaking and confirmation duly signed by the Issuer substantially in the form set out in schedule 4 of the Share and Account Charge.

(f)                                   Delivery of the letter of instructions to registered office service provider duly signed by the Issuer substantially in the form set out in schedule 5 of the Share and Account Charge.

6.                                      Conversion of Ordinary Shares into ADRs

(a)                                The Issuer Conversion Undertaking duly executed by the Issuer;

(b)                                Undated affiliate representation letters substantially in the form set out in schedule 7 of the Share and Account Charge signed by each Chargor.

7.                                      Other documents and evidence

(a)                                 The Finance Documents, each duly executed by the parties to it.

(b)                                The Issuer Registration Undertaking Letter duly executed by the parties to it.

(c)                                 The Custody Agreements duly executed by each Chargor and the Custodian.

(d)                                The Notices to Custodian duly executed by each Chargor and acknowledged by the Custodian and the Lender.

(e)                                 A copy of an amendment agreement to the SPA evidencing that certain restrictions arising under the SPA in respect of the SPA Shares have been irrevocably waived by the Issuer in favour of the Lender.

(f)                                  Evidence of the shareholding information and details in respect of each Chargor in form and substance satisfactory to the Lender.

(g)                                 A copy of the balance sheet of each of the Chargors as at 28 February 2013.

(h)                                A certificate of each Chargor (signed by a director) certifying that each copy document delivered by it as specified in this Schedule 1 and/or any document or evidence delivered hereunder in copy form is correct, complete, and in full force and effect as at a date no earlier than the date of this Agreement.

(i)                                    Evidence that each of the Chargors has obtained all governmental and/or regulatory approvals and licences (including, but not limited to, any third party approvals and licences) that are required to be obtained by it for the purposes of executing, delivering and legally performing its respective obligations and discharging its respective duties under the Finance Documents.

(j)                                   A copy of any other document, authorisation, opinion or assurance as reasonably requested by the Lender.

(k)                                Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 10 (Fees) and Clause 15 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

(l)                                    Evidence that each of the Chargors has established each of their Charged Accounts.

(m)                            Confirmation in form and substance satisfactory to the Lender that the register of members of the Issuer shall be updated immediately upon closing of the issue of the SPA Shares pursuant to the terms of the SPA to reflect the Borrower as the holder of the SPA Shares and to include the notations required to be made pursuant to the Share and Account Charge.

(n)                                If requested by the Lender, the Lender shall have received a fully executed Federal Reserve Form U-1 and shall be satisfied that the Loan and the use of proceeds thereof shall be in compliance with the provisions of Regulations T, U and X.

(o)                                Evidence that each process agent referred to in the Share and Account Charge has accepted its appointment.

SCHEDULE 2
UTILISATION REQUEST

From:               Kanrich Holdings Limited

To:                             [•]

Dated:

Dear Sirs

Kanrich Holdings Limited — Margin Loan Facility Agreement
dated [•] 2013 (the “Agreement”)

1.                                      We refer to the Facility Agreement.  This is the Utilisation Request.  Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                      We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[ ] or, if that is not a Business Day, the next Business Day)

Amount:	[ ][1], or if less, the Commitment

3.                                      We confirm that each condition specified in Clause 4.2 (Further conditions precedent) will be satisfied on the proposed Utilisation Date specified in paragraph 2 above.

4.                                      The proceeds of the Loan should be credited to [insert account details].

5.                                      This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Kanrich Holdings Limited

1                  The amount inserted must be calculated in accordance with paragraph (b) of Clause 5.3 (Currency and amount).

SCHEDULE 3
FORM OF TRANSFER CERTIFICATE

To:                             Kanrich Holdings Limited as Borrower

From:               [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Kanrich Holdings Limited — Margin Loan Facility Agreement

dated [       ] 2013 (the “Facility Agreement”)

1.                                We refer to Clause 22.3 (Procedure for transfer) of the Facility Agreement.  This is a Transfer Certificate.  Terms used in the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.                               The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 22.3 (Procedure for transfer), all or part of the Existing Lender’s rights and obligations under the Facility Agreement.

3.                                The proposed Transfer Date is [         ].

4.                                The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 28.2 (Addresses) are set out in the Schedule.

5.                                The New Lender expressly acknowledges:

(a)                                     the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 22.2 (Limitation of responsibility of Existing Lenders); and

(b)                                     that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.                                The New Lender confirms that it is a “New Lender” within the meaning of Clause 22.1 (Assignments and transfers by the Lender).

7.                                This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

8.                                This Transfer Certificate and all non-contractual obligations arising from or in connection with this Transfer Certificate are governed by English law.

9.                                This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

SCHEDULE TO TRANSFER CERTIFICATE

Other particulars

Administration particulars:

New Lender’s receiving account:	[ ]
Address:	[ ]
Fax No.:	[ ]
Attention:	[ ]
Email:	[ ]

[the Existing Lender]	[the New Lender]

By:	By:

Note:                 It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or otherwise to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 4
TIMETABLES

“D – “ refers to the number of Business Days before the relevant Utilisation Date.

Delivery of a duly completed Utilisation Request (Clause 5.1 (Completion of the Utilisation Request))	D – 1 10:00 a.m. (London time)

SCHEDULE 5
FORM OF ISSUER CONVERSION UNDERTAKING

March 2013

To: Each Lender under the Facility Agreement (from time to time) and Direct Transferees (as defined below)

Re:                             Issuer Conversion Undertaking in Connection with the Facility Agreement dated on or around the date of this letter

Dear Sirs,

We refer to the facility agreement dated on or around the date of this letter between Kanrich Holdings Limited, as the Borrower, and Prominent Investment Capital Limited, as the Original Lender, as amended and/or restated from time to time (the “Facility Agreement”). In consideration of the Lender agreeing to provide the financing contemplated by the Facility Agreement as provided therein, pursuant to the Facility Agreement, we hereby undertake to the Lender under the Facility Agreement (from time to time) and any of its successors, assigns, transferees and any Direct Transferees (as defined below) from time to time, the following:

1.              after the security interests created under the Share and Account Charge (the “Security”) dated on or around the date of this letter between Kanrich Holdings Limited and other entities named therein, as the Chargors, and Prominent Investment Capital Limited, as the Chargee, as amended and/or restated from time to time (the “Share Charge”) becomes enforceable, we shall take all steps necessary or desirable, within our authority and power, to ensure that our ordinary shares, par value US$0.001 per share (the “Ordinary Shares”) that are the subject of the Security, are transferred to one or more transferees designated by the Lender and any of its successors, assigns and transferees (the “Direct Transferees”), provided that we shall not be required to take any action pursuant to this paragraph 1 that is contrary to applicable laws;.

2.              we shall take all steps necessary or desirable, within our authority and power, to ensure that the Ordinary Shares that are or were subject to the Security are converted into American depositary receipts (“ADRs”) evidencing American depositary shares (“ADSs”), currently traded on the New York Stock Exchange and each currently representing one Ordinary Share, (and shall not do anything that would prejudice  the conversion of such Ordinary Shares that are or were the subject of the Security into ADSs), in each case at the time requested by the Lender and any of its successors, assigns or transferees or any Direct Transferees either pursuant to Clause 18.5 of the Facility Agreement (Sale of Collateral Shares at the Request of the Borrower) or after the

Security becomes enforceable, provided that we shall not be required to take any action pursuant to this paragraph 2 that is contrary to applicable laws;

3.              we shall maintain our ADS program in effect for so long as any portion of the loan made under the Facility Agreement remains outstanding and unpaid; and

4.              in connection with the process of converting any Ordinary Shares that are the subject of the Security into ADSs, we shall promptly deliver to the Lender and/or the depositary bank that maintains our ADS program, immediately upon request by the Lender, a letter substantially in the form attached to this letter, with such additions or modifications as shall be agreed between us and the Lender to be reasonably necessary or desirable to ensure the issuance of publicly traded ADRs by the depositary at the time such conversion is requested.

This letter and each undertaking herein is irrevocable. Any Lender (including its successors, assigns, transferees) and the Direct Transferees may enforce the terms of this letter. A Lender may assign any of its rights and benefits hereunder to any person who becomes a new Lender under the Facility Agreement or to a Direct Transferee.

We hereby acknowledge that without the inducement of our undertakings hereunder you would not have agreed to enter into the Facility Agreement. Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Facility Agreement.

This letter agreement and any non-contractual obligations arising out of or in connection with it are governed by the laws of England and will inure to the benefit of the Original Lender, any successor Lender under the Facility Agreement and any Direct Transferee.

This letter is executed and delivered as a deed (notwithstanding that it may only be executed under hand) on the date first stated above.

(Signature page follows)

Very truly yours,

Executed as a Deed by

E-House (China) Holdings Limited

By:
Name:
Title:

Form of Conversion Consent Letter

[                    ], 201[    ]

[                                                ]

as the Lender under the Facility Agreement

and the Chargee under the Share Charge

[and/or]

JP Morgan Chase Bank, N.A.

as depositary bank of the ADS program

Dear Sirs,

[                                            ] as the lender or its assignee or successor (the “Lender”) under the facility agreement dated [          ] March 2013 entered into between Prominent Investment Capital Limited (the “Original Lender”) and Kanrich Holdings Limited and as the Chargee under the Share and Account Charge dated [18] March 2013 entered into by the Original Lender and Kanrich Holdings Limited and other entities named therein (the “Share Charge”), had requested the conversion of [                    ] of our ordinary shares, par value US$0.001 per share (the “Ordinary Shares”) that are the subject of the Lender’s security interest created pursuant to the Share Charge into [                    ] American depositary shares (“ADSs”), each representing [one] Ordinary Share, in order to release and enforce its security interest created pursuant to the Facility Agreement and the Share Charge.

In connection with the process of converting the above-mentioned Ordinary Shares into ADSs, we hereby irrevocably and unconditionally consent to and authorize the above-mentioned number of ADSs be issued and delivered to the account designated by the Lender or its assignee or successor pursuant to the Facility Agreement without the need for the release of security interests over such Ordinary Shares created pursuant to the Share Charge in advance of such delivery, and consent that such security interest will be discharged only when the above-mentioned ADSs are delivered to the account designated by the Lender or its assignee or successor pursuant to the Facility Agreement.

Very truly yours,

E-House (China) Holdings Limited

By:
Name:
Title:

SCHEDULE 6
FORM OF ISSUER REGISTRATION UNDERTAKING LETTER

To: The Chargor and each of the Transferees (as each such term is defined below)

March                                                            , 2013

Ladies and Gentlemen:

We refer to (i) the margin loan facility agreement dated on or about the date of this Agreement between Kanrich Holdings Limited, as borrower (the “Borrower”), and Prominent Asset Investment Limited, as the lender (together with its successors, assigns and transferees, as lender thereunder, the “Lender”), as the same may be amended, extended, varied, novated, replaced, restated or supplemented from time to time (the “Facility Agreement”); and (ii) the Share and Account Charge dated on or about the date of this Agreement between the Borrower, On Chance Inc. and Jun Heng Investment Ltd. as chargors (in that capacity, each a “Chargor” and, together, the “Chargors”), and Prominent Asset Investment Limited, as the chargee (together with its successors, assigns and transferees, in that capacity, the “Chargee”), as the same may be amended, extended, varied, novated, replaced, restated or supplemented from time to time (the “Share Charge”).

We understand and acknowledge that (i) that all or a portion of the loan proceeds advanced under the Facility Agreement will be used by the Borrower to subscribe for our ordinary shares, par value US$0.001 per share (“Ordinary Shares”), (ii) we will realize a substantial economic benefit from such subscription of our Ordinary Shares, (iii) our execution of this letter agreement (this “Agreement”) is a condition precedent to the Lender agreeing to provide the financing contemplated by the Facility Agreement, and (iv) our execution and delivery of this Agreement is a material inducement to the Lender to enter into, and provide financing under, the Facility Agreement and other documentation related thereto.

In consideration of the Lender agreeing to provide the financing contemplated by the Facility Agreement as provided therein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, E-House (China) Holdings Limited (hereinafter referred to as “we”, “our” or the “Company”) and each Chargor hereby undertakes, confirms and agrees to the terms and conditions of this Agreement.

1.                                      Certain Definitions.  For purposes of this Agreement, (i) the security interests created under the Share Charge is referred herein to as the “Security”; (ii) the Ordinary Shares that are or were the subject of the Security from time to time, whether owned by the Chargors on the date hereof or hereafter acquired, and whether still subject to the Security at the relevant time or no longer subject to the Security by virtue of having been sold, conveyed or otherwise transferred pursuant to an enforcement of the Security or any other right or remedy under the Share Charge, are referred to herein as the “Registrable Securities”; (iii) any one or more person or entity which purchases or otherwise acquires any Charged Shares pursuant to any exercise of any right or remedy under the Share Charge (including the Chargee), any one or more other transferee of Charged Shares designated by the Chargee, and any of their respective direct and indirect successors, assigns and transferees, are referred to herein as “Transferees”; (iv) any Event of Default under the Facility Agreement, or any other event which entitles the Chargee to enforce the Security under the  Share Charge (in each case, the occurrence of which has been determined by the Chargee in its sole discretion) is referred to herein as a “Trigger Event”); (v) the U.S. Securities Act of 1933, as amended, is referred to herein as the “Securities Act”; and (vi) the U.S. Securities and Exchange Commission is referred to herein as the “SEC”.  Other capitalized terms used herein but not defined herein are used as defined in the Share Charge, a copy of which we confirm has been provided to us by the Chargors.

2.                          Shelf Registration.  As of the date hereof, the Company represents and warrants that it is, and during the term of this Agreement the Company agrees that it shall all times continue to be, eligible to file and use a registration statement on SEC Form F-3 or any successor form thereto (Form F-3) for a public offering of its Ordinary Shares.

Upon and at any time after the occurrence of a Trigger Event, the Chargee may, by written notice delivered to the Company (a “Registration Notice”) (which Registration Notice shall confirm that the Trigger Event has occurred and describe the Trigger Event), require the Company to effect a shelf registration on Form F-3 with respect to the Registrable Securities, whereupon the Company agrees it will, as soon as reasonably practicable after the delivery of that Registration Notice, effect such registration on Form F-3 for a public offering of the Registrable Securities meeting the requirements for a shelf registration under the Securities Act including, without limitation, Rule 415 thereunder (the “Shelf Registration Statement”), and keep the Shelf Registration Statement continuously effective for the maximum period permitted under the Securities Act.

In furtherance of the foregoing, the Company shall:

(a)                     use its best efforts to effect the registration in accordance with the Chargee’s intended or designated method of disposition thereof (by a Chargor, the Chargee or one or more Transferees, as the case may be);

(b)                     prepare and file with the SEC the Shelf Registration Statement with respect to the Registrable Securities as soon as is practicable, but in any event within twenty (20) days after delivery of a Registration Notice; use its best efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable thereafter (including by promptly responding to any comments from and meeting other requirements of the SEC necessary in order for such Shelf Registration Statement to be declared effective);

(c)                      furnish, at least five (5) days before the filing of such Shelf Registration Statement and ten (10) days before the filing of any amendments or supplements thereof, to the Chargee and its counsel copies of all documents proposed to be filed, including documents incorporated by reference to the Shelf Registration Statement or any amendments or supplements thereof, which documents shall be subject to the review and comment of the Chargee and its counsel and the Chargee and its counsel will have the opportunity to (i) object to any information pertaining to the Chargee or any Transferee that is contained therein and the Company will make the corrections reasonably requested with respect to such information, subject to the Company’s obligation to comply with applicable securities law with respect to such information, and (ii) provide any additional changes or comments they deem necessary or appropriate and the Company shall in good faith consider incorporating in each such document such changes as the Chargee or such counsel reasonably suggests, subject to the Company’s obligation to comply with applicable securities law with respect to such changes;

(d)                     prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement current and continuously effective for the maximum period permitted under the Securities Act and to comply with the provisions of the Securities Act with respect to the sale, transfer or other disposition of all Registrable Securities covered by the Shelf Registration Statement;

(e)                      furnish to the Chargee and Transferees conformed copies of the Shelf Registration Statement and each amendment and supplement thereto (including in each case all financial statements, schedules and, if the Chargee so requests, exhibits), copies of the prospectus contained in the Shelf Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus, in conformity with the requirements of the Securities Act;

(f)                       use its best efforts to register or qualify the Registrable Securities or other securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as the Chargee shall reasonably request, to keep such registration or qualification in effect for so long as such Shelf Registration Statement remains in effect or until all of the Registrable Securities are disposed, whichever is shorter, and to take any other action which may be reasonably necessary or advisable to enable the Chargee (or the Chargor(s) and/or Transferee(s), as the case may be) to consummate the disposition in jurisdictions of the Registrable Securities owned or held by any of them (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for this clause (f), (ii) subject itself to taxation or to file a general consent to service of process in any such jurisdiction where it would not, but for the requirements of this clause (f), be obligated to do so) and do such other reasonable acts and things as may be required of it to enable the Chargee (or the Chargor(s) and/or Transferee(s), as the case may be) to consummate the disposition in such jurisdiction of the securities covered by such Shelf Registration Statement;

(g)                      include in the Shelf Registration Statement such number of ADSs representing the Registrable Securities as the Chargee shall designate; use its best efforts to cause American Depositary Shares (“ADSs”) representing the Registrable Securities to be listed on and eligible for trading on each securities exchange or quotation system on which the Company’s Ordinary Shares or ADSs, respectively are listed or traded; and use its best efforts to procure the cooperation of the Company’s depositary with respect to its ADS program to effect the sale or other disposition of the Registrable Securities, and the settlement thereof, in the form of ADSs, in accordance with any procedures reasonably requested by the Chargee;

(h)                     give written notice to the Chargee:

(i)             when the Shelf Registration Statement, the prospectus or any amendment or supplement thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)          of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii)       of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv)      of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Ordinary Shares of the Company for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and

(v)         of the happening of any event that requires the Company to make changes to or amend the Shelf Registration Statement or any supplement thereof in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(i)                         use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement at the earliest possible time;

(j)                        upon the occurrence of any event contemplated by clause (h)(v) above, promptly prepare a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Chargee and the Transferee(s), the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(k)                     use its best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of the Registrable Securities covered by the Shelf Registration Statement, including with respect to the transfer of physical stock certificates (if any) into book-entry form in accordance with any procedures reasonably requested by the Chargee or the underwriters, if any.

3.                          Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company  agrees to (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act and (i) file with or furnish to the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the U.S. Securities and Exchange Act of 1934, as amended.

4.                          Undertakings of Chargors.

(a)                     Each Chargor hereby agrees and covenants that it shall and shall procure that its affiliates take, any and all actions, as a shareholder of the Company and/or with respect to its designated directors on the Company’s board of directors (as the case may be), within their power and authority as are necessary in order for the Company to comply with this Agreement, provided that they shall not be required to take any action pursuant to this paragraph that is contrary to applicable laws.

(b)                     Except as otherwise agreed or set forth herein, all Registration Expenses (defined below) shall be paid by the Chargors.  For purposes of this paragraph (b), “Registration Expenses” shall mean all cost and expenses incurred in connection with or incident to the registration of Registrable Securities hereunder and the sale of Registrable Securities, including, without limitation, (i) brokerage commissions attributable to the sale of any of the Registrable Securities, (ii) commissions, fees, discounts, transfer taxes or stamp duties, (iii) fees and expenses of any counsel or other advisors to the Chargee or any Transferee, (iv) other out-of-pocket expenses of the Chargee and Transferees, in each case, with respect to the Registrable Securities; (v) all SEC and any NASD registration and filing fees and expenses, (vi) all fees and expenses in connection with the registration or qualification of Registrable Securities for offering and sale under the securities or “blue sky” laws of any state or other jurisdiction of the United States of America and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may reasonably designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, and (vii) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing Registrable Securities in a form for delivery for purchase pursuant to such registration or qualification and any “blue sky” or legal investment memoranda, any selling agreements and all other documents approved for use in writing by the Company to be used in connection with the offering.

(c)                      Each Chargor shall indemnify and hold harmless the Chargee and each Transferee, their respective directors, and officers and each agent of the Chargee or any Transferee (within the meaning of the Securities Act), and each person, if any, who controls the Chargee or a Transferee or such agent within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) (i) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the Shelf  Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any “blue sky” laws of any state or other jurisdiction of the United States of America applicable to the

Company in connection with the Shelf Registration Statement or this Agreement, and (iii) arising or resulting from or incident to a breach of any term of this Agreement by the Company or any Chargor, and shall reimburse the Chargee and each of the Transferees, and their respective directors and officers, such agents or underwriters or such controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, proceeding or action; provided, however, that the Chargors shall not be liable to any such person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Shelf Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished for use in connection with the Shelf Registration Statement by such person.  The Chargors  shall not, without the consent of the Chargee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding or action in respect of which the Chargee or any Transferee is a party and indemnity has been sought hereunder by the Chargee or such Transferee, unless such settlement includes an unconditional release of the Chargee and the Transferees and their respective directors, officers, controlling persons, agents and underwriters from all liability for claims that are the subject matter of such proceeding or action.

(d)                     The obligations of the Chargors under this Section 4 are joint and several.

(e)                      The agreements contained in this Section 4 shall survive the transfer of the Registrable Securities and sale of Registrable Securities, pursuant to any Shelf Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any holder, such holder’s directors and officers, any person who participates in the offering of Registrable Securities and any person, if any, who controls such holder or such participating person within the meaning of the Securities Act.

5.                          No Inconsistent Agreements.  Neither the Company nor any Chargor shall  hereafter enter into any agreement or arrangement with respect to the securities of the Company that is inconsistent with the rights granted to the Chargee and Transferees in this Agreement.

6.                          Term.  This Agreement will continue in effect until all of the Registrable Securities that are subject to the Security created by the Share Charge or that were subject to such Security but have been sold, conveyed or otherwise transferred pursuant to an enforcement of such Security or any other right or remedy under the Share Charge (whether or not those securities have been or are required to be released from the Security created by the Share Charge in accordance with Clause 19.2 of the Share Charge or otherwise) have been sold in a public offering pursuant to an effective Shelf Registration Statement and do not constitute restricted securities within the meaning of Rule 144; provided, however, that the provisions Sections 4, 6 and 7 shall survive the termination of this Agreement.

7.                          Miscellaneous.

(a)                     Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing (including facsimile or similar writing) and shall be given,

If to the Company:

E-House (China) Holdings Ltd
17/F East Tower
No. 333 North Chengdu Road
Shanghai, 200041
People’s Republic of China

Attention: Cheng Li-Lan

Facsimile: +8621 6133 0734

If to the Chargors

17/F East Tower
No. 333 North Chengdu Road
Shanghai, 200041
People’s Republic of China

Attention: Cheng Li-Lan

Facsimile: +8621 6133 0734

If to the Chargee:

Prominent Asset Investment Limited
P.O. Box 2208, Road Town,
Tortola, British Virgin Islands.

With a copy to:

15/F, AIA Central,
Central, Hong Kong

Attention: Herman Fong / Jon Lewis / Peter Law

Facsimile: +852 2918 0881

or such other address or facsimile number as such party may hereinafter specify for the purpose by written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Paragraph and when the appropriate facsimile confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Paragraph.

(b)                     Governing Law.  This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

(c)                      Submission to Jurisdiction.  Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought against the Company in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this agreement, the Company and each Chargor hereby accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and the appellate courts thereof.  The Company and each Chargor hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at the address for notices set forth herein; or by any other method permitted by applicable law.  The Company and each Chargor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)                     Successors and Assigns.  Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. The Chargee may assign any of its rights hereunder to any Transferee or to any affiliate of the Chargee.  Such assignee shall have all of the rights of the Chargee hereunder, provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company and each Chargor unless and until the Company and the Chargors shall have received written notice of such transfer.  Each Transferee is intended to be a third party beneficiary of this Agreement.

(e)                      Specific Performance.  The Company and each Chargor agrees that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Chargee and Transferees shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(f)                       Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(g)                      Amendments and Waivers.  This Agreement may be amended or waived only upon the prior written consent of the parties hereto.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(h)                     Counterparts.  This Agreement may be executed simultaneously in two counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

 [Remainder of this page intentionally left blank]

If the foregoing is consistent with your understanding, please execute this Agreement in the space provided below to acknowledge your acceptance of the provisions hereof.

Sincerely,

E-HOUSE (CHINA) HOLDINGS LIMITED

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

KANRICH HOLDINGS LIMITED

By:
Name:
Title:

ON CHANCE INC.

By:
Name:
Title:

JUN HENG INVESTMENT LTD.

By:
Name:
Title:

PROMINENT ASSET INVESTMENT LIMITED, for itself and for the benefit of the Transferees

By:
Name:
Title:

SCHEDULE 7
FORM OF DEED OF INDEMNITY

Dated:          March 2013

BETWEEN:

(1)                                 THE PERSONS listed in Schedule 1 (each an Indemnifier and together the Indemnifiers); and

(2)                                 PROMINENT ASSET INVESTMENT LIMITED (Beneficiary, which expression shall include its successors, assigns and transferees).

WHEREAS:

(A)                               The Indemnifiers as chargors and the Beneficiary as chargee have entered into a share and account charge dated on or about the date of this Deed of Indemnity (the Share and Account Charge) whereby the Indemnifiers granted security in favour of the Beneficiary over, among others, (i) the Charged Shares and the Related Assets (each as defined in the Share and Account Charge) and (ii) all their rights, title and interest present or future in respect of or represented by the Custody Account (as defined in the Charge and Account Charge).

(B)                               In consideration of the Beneficiary agreeing to provide the financing contemplated by the Facility Agreement (as defined in the Share and Account Charge) as provided therein, pursuant to the Facility Agreement, the Indemnifiers have agreed to indemnify the Beneficiary as herein set out.

NOW THIS DEED WITNESSES as follows:

1.                                      DEFINITIONS

Expressions defined in the Share and Account Charge shall have the same meanings when used herein save where expressly provided otherwise or where the contrary intention appears and:

Direct Transferee means the Lender or any of its Affiliates which purchases or otherwise acquires any Collateral Shares (through appropriation or otherwise) upon the enforcement of the Security created pursuant to the Share and Account Charge.

Enforcement Price in respect of a Relevant Share means the price at which the Lender or a Direct Transferee purchases or otherwise acquires that Relevant Share (through appropriation or otherwise) pursuant to the enforcement of the Security created pursuant to the Share and Account Charge.

On-Sell Price in respect of a Relevant Share means the sale price by which the Lender or a Direct Transferee sells that Relevant Shares to any other person.

Relevant Share means a Share or Shares that is or were the subject of the Security created under the Share and Account Charge which is or has been purchased or otherwise acquired (through appropriation or otherwise) by the Lender or a Direct Transferee.

2.                                      INDEMNIFICATION

2.1                               Without prejudice to the indemnity provided in the Share and Account Charge or any other Finance Documents, the Indemnifiers agree (on a joint and several basis) with the Beneficiary (for itself and on behalf of each Direct Transferee) that they will on demand indemnify and hold harmless the Beneficiary and any Direct Transferee:

(a)                                 from any and all costs, charges, expenses or other liabilities whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses which it incurs or may incur in connection with the sale of any Relevant Share by the Lender or a Direct Transferee to any other person;

(b)                                 from any fees, costs and expenses incurred in connection with any conversion by the Lender or any Direct Transferee of the Relevant Shares to ADRs, including any fees or other amounts due to the Depositary Bank;

(c)                                  from any and all losses it incurs or may incur as a result of the On-Sell Price of any Relevant Share being less than the Enforcement Price of that Relevant Share; and

(d)                                 against any cost, loss, liability, claim, damages or expenses (including, without limitation, legal costs) incurred as a result of, or arising in connection with, the failure or delay by the Issuer in the discharge of or material obligations under the Issuer Conversion Undertaking, in each case except for any costs, losses, liabilities, claims, damages, expenses or fees resulting directly from the gross negligence or wilful misconduct of the Beneficiary or any Direct Transferee, each being an Indemnified Liability.

2.2                               If the Beneficiary demands indemnification for an Indemnified Liability referred to in paragraph (a) or (b) of Clause 2.1 above, the Beneficiary shall, upon presentation of such demand, provide a certificate confirming the amount of such Indemnified Liability and provide any available documents evidencing the incurrence of such Indemnified Liability.

2.3                               The Beneficiary shall (and shall ensure that each Direct Transferee will) sell the Relevant Shares it has purchased or otherwise acquired to a third party on an arm’s length transaction.

2.4                               If, in respect of a Relevant Share, the On-Sell Price is greater than the Enforcement Price, the Beneficiary shall, as soon as practicable, pay (or procure that a Direct Transferee pays) an amount equal to the difference between the On-Sell Price of that Relevant Share (less all taxes and costs and expenses incurred by the Beneficiary or any Direct Transferee in connection with the relevant sale, receipt or recovery) and the Enforcement Price of that Relevant Share is to the relevant Chargor.

2.5                               This indemnity is in addition to and not in replacement of any other right to indemnification of the Beneficiary or any Direct Transferee or their directors, officers or employees under the Finance Documents or under any applicable law.

2.6                               This indemnity shall be a continuing indemnity, shall extend to the ultimate balance of all amounts expressed to be payable hereunder and shall continue in force notwithstanding any intermediate payment in whole or in part of amounts payable hereunder. A certificate in writing signed by one of the Beneficiary’s officers and certifying the total amount due from an Indemnifier in respect of the Indemnified Liabilities and setting out in reasonable detail the claims giving rise to the Indemnified Liabilities and the computations of the amount of the

Indemnified Liabilities shall be conclusive evidence of the matters so certified, except in the case of manifest error. No invalidity or unenforceability of all or any part of this Clause 2 shall affect any rights of indemnity or otherwise which the Beneficiary would or may have in the absence of or in addition to this Clause 2 or any part thereof.

2.7                               In the event that this Deed of Indemnity is modified, amended, supplemented, substituted or ceases to be in effect pursuant to Clause 5.6 below it shall nevertheless continue in full force and effect in respect of any amounts previously due hereunder but which remain unpaid and in respect of any and all Indemnified Liabilities rendered or incurred by the Beneficiary and/or any Direct Transferee and indemnified by an Indemnifier pursuant to this Deed of Indemnity prior to such modification, amendment, supplement, substitution or cessation.

2.8                               Save as otherwise agreed by the Beneficiary, the obligations of each Indemnifier under this Deed of Indemnity shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate that Indemnifier from its obligations under this Deed of Indemnity in whole or in part, including without limitation and whether or not known to any Indemnifier:

(i)                                     any time or waiver granted to or composition with any Indemnifier or any other person;

(ii)                                  any taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities available to the Beneficiary or any other person; and

(iii)                               any variation of this Deed of Indemnity.

3.                                      REPRESENTATIONS

Each Indemnifier hereby represents that (i) it is duly authorised and has all corporate or other power necessary to take, and has taken, all requisite steps to approve the entry into, and to execute, this Deed of Indemnity and to perform the obligations set out herein; and (ii) the obligations of the Indemnifier created by this Deed of Indemnity are its legal, valid and binding obligations and are enforceable against it.

4.                                      ADDRESSES FOR NOTICES AND COMMUNICATION:

4.1                               All notices or other communications under or in connection with this Deed of Indemnity shall be given in English and in writing and sent by first class post, courier or by facsimile or by email.  Any such notice will be deemed to be given as follows:

(i)                                     if by post or courier, when delivered;

(ii)                                  if by facsimile or email, when received,

however, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

4.2                               The address and facsimile number of each party for all notices under or in connection with this Deed of Indemnity are as set out in the Share and Account Charge.

5.                                      MISCELLANEOUS

5.1                               This Deed of Indemnity may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed of Indemnity.

5.2                               If, at any time, any provision of this Deed of Indemnity is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under law of any other jurisdiction will in any way be affected or impaired.

5.3                               No failure to exercise, nor any delay in exercising, on the part of the Beneficiary, any right or remedy under this Deed of Indemnity shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Deed of Indemnity are cumulative and not exclusive of any rights or remedies provided by law.

5.4                               Where it is necessary to calculate an Indemnifier’s obligation under this Deed of Indemnity, an Indemnified Liability denominated in a currency other than United States Dollars (USD) may, at the Beneficiary’s discretion, be converted from that currency into USD at the market rate reasonably determined by the Beneficiary on the date on which the Indemnified Liability arose (as notified by the Beneficiary to the Indemnifiers, such notification to be conclusive in the absence of manifest error).

5.5                               Other than in respect of any Direct Transferee or unless expressly provided to the contrary in this Deed of Indemnity, a person who is not a party hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed of Indemnity. Notwithstanding any term in this Deed of Indemnity, the consent of any person who is not a party hereto is not required to rescind or vary this Deed of Indemnity at any time.

5.6                               Subject to Clause 2.7 above, this Deed of Indemnity will continue in effect until the date falling 24 months from the date all Relevant Shares purchased or otherwise acquired (through appropriation or otherwise) by the Lender or a Direct Transferee on or prior to the Loan Discharge Date has been Registered.  For the purpose of this Clause, Loan Discharge Date means the date all obligations of the Borrower under or pursuant to the Facility Agreement, including without limitation the Loan and all accrued interest, (where present or future, actual or contingent) have been unconditionally and irrevocably discharged in full and Registered means and refers to the first time a registration statement on Form F-3 covering all such Relevant Shares has been filed with the SEC pursuant to a request from the Beneficiary or a Direct Transferee given under the Issuer Registration Undertaking Letter, has been declared effective by the SEC and is available for a public offering in the United States of such Relevant Shares pursuant thereto and under applicable laws.

6.                                      GOVERNING LAW

6.1                               This Deed of Indemnity and any non-contractual obligation arising out of or in connection with this Deed of Indemnity are governed by and shall be construed in accordance with English Law.

6.2                               The Courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed of Indemnity and accordingly any legal action or proceedings arising out of or in connection with this Deed of Indemnity (Enforcement) may be brought in such courts. The parties hereto irrevocably submits to the jurisdiction of such courts and waives any objection to an Enforcement in such courts on the grounds of venue or on the ground of inconvenient forum.

6.3                               Each Indemnifier appoints the person named below as his process agent (whether or not forwarded to or received by the Indemnifier) to receive for him and on his behalf services of process in any Enforcement in England. Such services shall be deemed completed on delivery to such process agent (whether or not forwarded to and received by the relevant Indemnifier). If for any reason such process agent ceases to be able to act as such or no longer has an address in England each Indemnifier irrevocably agrees to appoint a substitute process agent acceptable to the Beneficiary and shall immediately notify the Beneficiary of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

6.4                               Process Agent name:                               Law Debenture Corporate Services Limited

Process Agent address:                     Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom

SCHEDULE 1

INDEMNIFIERS

KANRICH HOLDINGS LIMITED

JUN HENG INVESTMENT LTD.

ON CHANCE INC.

IN WITNESS WHEREOF this document has been executed as a Deed and delivered on the day and year first before written.

Executed as a Deed by

KANRICH HOLDINGS LIMITED

By:

Name:

Title:	Authorized Signatory

In the presence of:

By:

Name:

Witness address:

Executed as a Deed by

JUN HENG INVESTMENT LTD.

By:

Name:

Title:	Authorized Signatory

In the presence of:

By:

Name:

Witness address:

Executed as a Deed by

ON CHANCE INC.

By:

Name:

Title:	Authorized Signatory

In the presence of:

By:

Name:

Witness address:

PROMINENT ASSET INVESTMENT LIMITED

By:

SCHEDULE 8
FORM OF NOTICE TO CUSTODIAN

Date:	[•] 2013

To:	Merrill Lynch International (the “Custodian”)
[address]

From:	Prominent Asset Investment Limited (the “Chargee”)
[address]

From:	[Name of Chargor] (the “Chargor”)
[address]

Dear Sirs

Share and Account Charge (“Share and Account Charge”) dated [ ] March 2013 between Prominent Asset Investment Limited, as chargee and Kanrich Holdings Limited, On Chance Inc. and Jun Heng Investment Ltd. as chargors

1.                                      We refer to the Custody Agreement dated [ ] March 2013 between the Chargor and the Custodian (the “Custody Agreement”).  Save where the context otherwise requires, terms defined or assigned meanings in the Custody Agreement shall have the same meaning herein.

2.                                      This notice shall be in full force and effect from the date of this notice until the earlier of the date that:

(a)                                 the Custodian has given written notice to the Chargee and the Chargor of its intention to resign its appointment as the custodian pursuant to paragraph 15 below and resignation has taken effect; or

(b)                                 the Chargee and the Chargor have given written notice to the Custodian (the “Notice of Discharge”) that all Secured Obligations (as defined in the Share and Account Charge) (other than any obligation of the Customer under Clause 11.2 (e) or 11.3 (c) of the Facility Agreement (as defined in the Share and Account Charge) which is for the time being unascertained) have been discharged in full.

3.                                      We hereby notify you that the Chargor has charged to Chargee, among other things:

(a)                                 all of the Chargor’s rights, title and interest present and future in and to the Cash and Securities credited to the Custody Account and the Related Assets (as defined in the Share and Account Charge);

(b)                                 all of the Chargor’s rights, titles and interest present and future in respect of or represented by the Custody Account; and

(c)                                  any and all credit balances from time to time on the Custody Account and all rights, benefits and proceeds in respect of each such credit balance and the Custody Account,

(the “Secured Assets”).

4.                                      We hereby notify you that the Chargor has assigned and agreed to assign absolutely, subject to a proviso for re-assignment on redemption, with full title guarantee to the Chargee all and any of the Chargor’s rights, title and interest arising from time to time under the Custody Agreement.

5.                                      Subject to paragraphs 6 and 7 below, you will only act in accordance with instructions affecting any of the Secured Assets if such instructions are:

(a)                                 given by the Chargor and signed by any one of the Chargor’s authorised signatories set out in column (A) of the Schedule to this letter (or any other authorised signatory notified in writing to you and the Chargee by the Chargor from time to time) (each, a “Chargor Authorised Signatory”);

(b)                                 countersigned by the Chargee by any one of the Chargee’s authorised signatories set out in column (B) of the Schedule to this letter (or any other authorised signatory notified in writing to you and us by the Chargee from time to time (each, a “Chargee Authorised Signatory”)) confirming that such instruction does not breach any of the provisions of the Finance Documents (as defined in the Share and Account Charge); and

(c)                                  given in writing.

6.                                      If the Chargee gives notice (a “Notice of Enforcement”) to the Custodian in writing that an Enforcement Event (as defined in the Share and Account Charge) has occurred and is continuing, you will only act in accordance with instructions affecting any of the Secured Assets (other than instructions in respect of the exercise of any voting rights attached to any of the Secured Assets which will be given in accordance with paragraph 5 above) if such instructions are:

(a)                                 given by the Chargee and signed by any of the Chargee Authorised Signatories;  and

(b)                                 given in writing.

7.                                      The Chargor will deliver any instructions signed by a Chargor Authorised Signatory given on behalf of the Chargor to the Chargee pursuant to paragraph 5 above. The Chargee agrees with the Chargor that it will countersign any instructions given by the Chargor pursuant to paragraph 5 above if the Chargee determines (acting reasonably) that the action (or inaction) requested under such instruction will not be inconsistent with, or result in a breach of, any provisions of a Finance Document or (in the case of an instruction in respect of the exercise of any voting rights attached to the Securities) will not reasonably be expected to have a material adverse effect on the value of the Securities or the Chargee’s interest in the Securities.

8.                                      The Custodian will not pay, deliver, transfer, assign or otherwise dispose of or part with possession or control of all or any part of the Secured Assets without instructions given by the Chargor and countersigned by the Chargee in accordance with paragraph 5 above or, as the case may be, from the Chargee in accordance with paragraph 6 above.

9.                                      Notwithstanding any other provision of this notice, the Custodian shall have no obligation to act on any instruction if the Custodian determines that such instruction conflicts with any applicable law or regulation.

10.                              For the avoidance of doubt, any instruction given in accordance with paragraphs 5, 6 or 7 above pursuant to this notice shall be an “Instruction” (as such term is defined in the Custody Agreement).  However, the Custodian shall not be obliged to act on any instruction if the Custodian shall determine, acting reasonably, that it would not have been obliged to follow such instruction if such instruction had been given by the Chargor under or pursuant to the terms of the Custody Agreement.

11.                               The Custodian is not, and shall not for any reason be deemed to be, an agent of the Chargee or the Chargor.  The Custodian is not acting under the Custody Agreement as manager or investment adviser to the Customer.

12.                               The Custodian shall send copies of all statements, notices and other information that the Chargee requests in relation to the Custody Agreement to the Chargee and to any person authorised by the Chargee as well as to the Chargor, from time to time as soon as is practicable after such information is made available and after such request is made.

13.                               The Chargor and the Chargee agree to:

(a)                                 provide the Custodian with the specimen signature of, as the case may be, each Chargor Authorised Signatory or Chargee Authorised Signatory; and

(b)                                 notify the Custodian promptly in writing of any change in the style of, as the case may be, any Chargor Authorised Signatory’s signature or Chargee Authorised Signatory’s signature.

14.                               The Chargor and the Chargee agree that:

(a)                                 the Custodian shall not be required to verify:

(i)                                     the validity of the Notice of Discharge;

(ii)                                  the validity of a Notice of Enforcement; and

(iii)                               whether any instruction from the Chargor and the Chargee in accordance with paragraph 5 above will breach any of the provisions of the Finance Documents (as defined in the Share and Account Charge).

(b)                                 each Chargor Authorised Signatory and each Chargee Authorised Signatory will continue to be authorised until such time as the Custodian receives written notice from the Chargor or the Chargee, as the case may be, to the contrary; and

(c)                                  the Custodian is not required to make any enquiry as to the authority or identity of any person purporting to be a Chargor Authorised Signatory or a Chargee Authorised Signatory.

15.                              In the event the Custodian wishes to resign from its appointment as the Custodian the Custodian shall give no less than ninety days’ notice of its resignation to the Chargor and the Chargee (provided that if a Notice of Enforcement has been delivered by the Chargee to the Custodian after the Custodian has given notice of its resignation to the Chargor and the Chargee, such notice period shall be extended by a further ninety days from the date of such Notice of Enforcement), in which case:

(a)                                 the Chargee (after consultation with the Chargor) may appoint a successor Custodian; and

(b)                                 each party’s rights and obligations under the Custody Agreement and this notice shall continue in full force until such relevant ninety days’ notice period has expired.

16.                              The Custody Agreement shall not be amended without prior consent of the Chargee.

17.                              Notwithstanding any provision in the Custody Agreement, the Custodian shall be permitted to disclose any Relevant Information to the Chargee or to any other Chargor.

18.                              If and to the extent there is any inconsistency between the terms of this notice and the terms of any Custody Agreement between the Custodian and the Chargor, the terms of this notice shall prevail in all respects.

19.                              The Custodian hereby consents to the assignment of the Chargor’s rights, title and interest arising from time to time under the Custody Agreement to the Chargee as notified pursuant to paragraph 4 above.

20.                              The Chargee hereby acknowledges that its rights under the Share and Account Charge and this notice shall be without prejudice to the Custodian’s right of set-off under clause 3.14 (Set off) and lien under clause 11 (Lien) of the Custody Agreement and that any or any part of any Secured Assets in respect of which the Custodian shall have exercised a right of set off under clause 3.14 (Set off) or a right to withhold and/or sell under clause 11 (Lien) of the Custody Agreement shall, upon the relevant exercise of the relevant right, cease to be the subject of the Share and Account Charge and any right or interest of the Chargee under or pursuant to the Share and Account Charge.  Notwithstanding any other provision of this notice, the Custodian shall have no obligation to act on any instruction if it conflicts with, or will or might prejudice, the Custodian’s right of set-off under clause 3.14 (Set off) and/or lien under clause 11 (Lien) of the Custody Agreement.

21.                              The Custodian undertakes not to exercise its right to sell the Securities pursuant to clause 11.2 of the Custody Agreement unless the Custodian has first given prior notice to the Chargee of its intention to exercise such right of sale.

22.                              The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this notice is

(a)                                 in the case of the Custodian:

2 King Edward Street

London

EC1A 1HQ

Copy to:

15/F, Citibank Tower

3 Garden Road

Hong Kong

Email:            dg.seft_support@baml.com / Dickson.cheung@baml.com /

anshul.jawal@baml.com / francis.tan@baml.com

Attention: Francis Tan/ Dickson Cheung/ Anshul Jawal

(b)                                 in the case of the Chargor:

Address: [ ]

Fax No.: [ ]

Attention: [ ]

(c)                                  in the case of the Chargee:

Address: P.O. Box 2208, Road Town, Tortola, British Virgin Islands

with a copy to: 15/F, AIA Central, Central, Hong Kong

Fax No.: +852 2918 0881

Attention: Herman Fong/ Jon Lewis/ Peter Law

Email: hfong@pagasia.com/ jlewis@pagasia.com/ plaw@pagasia.com

23.                               This notice and any non-contractual obligations arising out of or in connection with it are governed by English law are governed by English law.

24.                              This courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this notice.

Yours faithfully

Authorised Signatory
for and on behalf of the Chargee

Authorised Signatory
for and on behalf of the Chargor

Acknowledged and agreed

Authorised Signatory
for and on behalf of the Custodian

Schedule to Notice of to Custodian

Authorised Signatories

Column (A)	Column (B)
Chargor Authorised Signatories and Specimen Signatures	Chargee Authorised Signatories and Specimen Signatures

SCHEDULE 9
FORM OF BOARD MINUTES

E-HOUSE (CHINA) HOLDINGS LIMITED

(the “Company”)

MINUTES OF A MEETING OF THE BOARD OF DIRECTORS OF THE COMPANY HELD AT                                      [BY TELECONFERENCE] ON                     ,  AT                      [A.M./P.M.]

PRESENT IN PERSON:	[ ]

IN ATTENDANCE VIA TELEPHONE	[ ]

CONFERENCE:

ABSENT:	[ ]

ALSO IN ATTENDANCE [IN PERSON/VIA TELEPHONE CONFERENCE]:	[ ]

1.                                      Officers of the Meeting

IT WAS RESOLVED THAT [              ] and [              ] be appointed as the Chairman and Secretary, respectively, of the meeting.

2.                                      Constitution of the Meeting

The Chairman noted that [              ] of the [              ] directors of the Company (the “Directors”) were present either in person or via telephone conference at the inception of the meeting.  Accordingly, he declared that the meeting has been duly constituted.

3.                                      Discussion

The Directors noted the Company entered into a share purchase agreement with Kanrich Holdings Limited (“Kanrich”), a British Virgin Islands company established by Mr. Xin Zhou and certain other management members (including Mr. Canhao Huang) and controlled by Mr. Xin Zhou, on December 27, 2012, and an amendment to the share purchase agreement (collectively with the share purchase agreement, the “SPA”) with Kanrich on [•] 2013, pursuant to which the Company issued and sold to Kanrich, and Kanrich subscribed for and purchased from the Company, 17,790,125 newly issued ordinary shares, par value of US$0.001 each (the “New Shares”), of the Company.

The Directors noted that (1) Prominent Asset Investment Limited (the “Lender”) acting as the original lender and calculation agent made available a term loan facility of approximately US$44,000,000 (the “Facility”) to Kanrich as borrower pursuant to a facility agreement entered into between Kanrich and the Lender in respect of the Facility on [•] 2013, with the proceeds of the Facility used for financing the purchase consideration paid by Kanrich pursuant to the SPA, and (2) in connection with the Facility, Kanrich, together with On Chance Inc. (“On Chance”) and Jun Heng Investment Limited (“Jun Heng”), two existing shareholders of the Company controlled by Mr. Xin Zhou, (together, the “Chargors”) entered into a share and account charge (the “Share Charge”) with the Lender on [•] 2013 to create security interest over the New Shares, certain number of ordinary shares of the Company owned by On Chance and Jun Heng, and related accounts for the benefit of the Lender in order to secure the Facility.

The Directors noted that, in connection with the Facility and the Share Charge, the Company executed and delivered an Issuer Registration Undertaking dated [•] 2013 (“Issuer Registration Undertaking Letter”) to the effect that the Company will effect a registration statement on Form F-3 with the U.S. Securities and Exchange Commission (the “SEC”) for a public offering of the Registrable Securities (as defined in the Issuer Registration Undertaking Letter) meeting the requirements for a shelf registration under the U.S. Securities Act of 1933, at the Chargors’ expense, upon the written request of the Chargee (as defined in the Issuer Registration Undertaking Letter) in the event that any Event of Default under the Facility Agreement or any other event which entitles the Chargee to enforce the Security under the Share Charge.

[OTHER MATTERS DISCUSSED AT THE MEETING]

4.                                      Declaration of Interests of Directors

Pursuant to Article 99 of the Company’s Articles of association, each of the relevant Directors have disclosed the nature of their respective interests in the matters discussed at the meeting as required to be disclosed pursuant to the currently effective Articles of Association of the Company.

5.                                      Resolutions

Following the above discussions, the Directors resolved to adopt and approve the following resolutions in their entirety.

(1)                                 Issuer Registration Undertaking Letter

RESOLVED to hereby confirm, ratify and approve the entry into, and performance of the Issuer Registration Undertaking Letter by the Company.

RESOLVED FURTHER, that the Directors of the Company be, and any one of them hereby is, authorised, approved, ratified and directed, on behalf of the Company, to execute and deliver the Issuer Registration Undertaking Letter, such further documents and take such further actions as such Director shall deem necessary or desirable, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolution.

[OTHER RESOLUTIONS]

([•])                          General Resolution

RESOLVED THAT each of the directors and officers of the Company be, and hereby is, granted full authority to act on behalf of and to bind the Company, and be, and hereby is, authorized and empowered, in the name and on behalf of the Company, to take all such other actions and execute and deliver all such other agreements, instruments and documents as such director, officer or authorized agent shall deem necessary or desirable in order to carry out and perform the intent and purposes of the foregoing resolutions (including, where necessary, the affixation of the common seal of the Company), the taking of such actions or the execution and delivery of such agreements, instruments or documents by any director, officer or authorized agent of the Company pursuant to this or the foregoing resolutions to be conclusive evidence of the necessity or desirability thereof and of the authorization thereof by the Board;

RESOLVED FURTHER THAT any specific resolutions that may be required to have been adopted by the Board in order to carry out and perform the intent and purposes of the foregoing resolutions be, and the same hereby are, adopted, and each director, officer and authorized agent of the Company is hereby authorized in the name and on behalf of the Company to certify as to the adoption of any and all such resolutions; and

RESOLVED FURTHER THAT any and all other actions taken by any director, officer or authorized agent of the Company prior to this meeting in order to carry out and perform the intent and purposes of the foregoing resolutions are hereby confirmed, ratified and approved in all respects.

6.                                      Termination of Meeting

There being no further business, the Chairman declared the meeting concluded at [              ] [a.m./p.m.]

(Signature page follows)

Chairman: [ ]

Secretary: [ ]

The Borrower

KANRICH HOLDINGS LIMITED

By:	/s/ Xin Zhou

Address:

Fax No:

Attention:

The Lender

PROMINENT ASSET INVESTMENT LIMITED

By:	/s/ Jon Lewis

Address:

Fax No: +852 2918 0881

Attention: Jon Lewis / Peter Law

Margin Loan Facility Agreement

The Calculation Agent

PROMINENT ASSET INVESTMENT LIMITED

By:	/s/ Jon Lewis

Address:

Fax No: +852 2918 0881

Attention: Jon Lewis / Peter Law

Margin Loan Facility Agreement